UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

AMERICAN INDEPENDENCE CORP.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which investment applies:

N/A

(2)	Aggregate number of securities to which investment applies:

N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

The underlying value of the transaction was determined by reference to the consideration to be received by the Company relating to the sale, which consists solely of cash

(4)	Proposed maximum aggregate value of transaction:

$139,411,881

(5)	Total fee paid:

$14,038.78

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AMERICAN INDEPENDENCE CORP.

 _______________________________________________________

NOTICE OF APPROVAL

OF THE SALE OF IHC RISK SOLUTIONS, LLC

BY WRITTEN CONSENT OF STOCKHOLDERS

________________________________________________________

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED TO NOT SEND US A PROXY

This Information Statement has been mailed on or about January __, 2016 to the stockholders of record on January 15, 2016 (the “Record Date”) of American Independence Corp., a Delaware corporation (the “Company”), in connection with certain actions taken by written consent on January 4, 2016 by the holders of an aggregate of approximately 92% of the Company’s outstanding common stock, to sell all of the membership interests of the Company’s indirect wholly owned subsidiary, IHC Risk Solutions, LLC, a Delaware limited liability company (“Risk Solutions”).

The sale by the Company of Risk Solutions may constitute the sale of “substantially all” of the Company’s assets within the meaning of Delaware law and requires the consent of the holders of a majority of the outstanding shares of common stock of the Company.

As permitted by Delaware law, no meeting of stockholders of the Company is being held to vote on the approval of the sale of Risk Solutions because such transaction has been approved by the requisite holders of a majority of the Company’s outstanding common stock in an action by written consent of the stockholders of the Company.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,
/s/ Loan Nisser
Loan Nisser
Vice President and Secretary

January __, 2016

AMERICAN INDEPENDENCE CORP.

INFORMATION STATEMENT

Introductory Statement

American Independence Corp. (the “Company,” “AMIC” or “we,” “us” and “our”) is a Delaware corporation with its principal executive offices located at 485 Madison Avenue, 14th Floor, New York, NY 10022. The Company’s telephone number is (212) 355-4141.

This Information Statement is being sent by the Board of Directors of the Company (the “Board”) to the Company’s stockholders to notify them of the action that the holders of an aggregate of approximately 92% of the Company’s outstanding common stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on January 4, 2016.

Copies of this Information Statement are being mailed on or around January __, 2016 to the holders of record as of January 15, 2016 of the outstanding shares of the Company’s common stock.

General Information

The following action was taken pursuant to the unanimous approval of the Board at a special meeting of the Board on January 4, 2016, and the written consent of the holders of an aggregate of approximately 92% of the outstanding shares of common stock of the Company on January 4, 2016, in lieu of a special meeting of the stockholders:

•	TO AUTHORIZE THE COMPANY TO APPROVE THE SALE BY ITS WHOLLY OWNED SUBSIDIARY OF ALL OF THE MEMBERSHIP INTERESTS OF IHC RISK SOLUTIONS, LLC, THE COMPANY’S WHOLLY OWNED INDIRECT SUBSIDIARY, WHICH MAY CONSTITUTE THE SALE OF “SUBSTANTIALLY ALL” OF THE CONSOLIDATED ASSETS OF THE COMPANY.

On January 4, 2016, the Board approved the Purchase and Sale Agreement, dated as of January 5, 2016 (the “Purchase Agreement”), by and among the Company’s parent Independence Holding Company, a Delaware corporation (“IHC”), the Company’s wholly owned subsidiary Independence American Holdings Corp., a Delaware corporation (“IAHC”), and SR Corporate Solutions America Holding Corporation, a Delaware corporation and division of Swiss Re (“Swiss Re”), to sell (the “Sale”) all of the membership interests of the Company’s wholly owned indirect subsidiary IHC Risk Solutions, LLC, a Delaware limited liability company (“Risk Solutions”), which may constitute the sale of “substantially all” of the consolidated assets of the Company, for an expected gross sales price based on currently available information of One Hundred Thirty Nine Million Four Hundred Eleven Thousand Eight Hundred Eighty One Dollars ($139,411,881). From such proceeds, IAHC will pay $2.8 million to terminate that certain Simultaneous Transfer Agreement, dated January 1, 2012 (as amended pursuant to Amendment No. 1 dated October 1, 2013, Amendment No. 2 dated October 1, 2014, and Amendment No. 3 dated October 1, 2015) (the “AU Agreement”), between Risk Solutions and Alliance Underwriters, LLC (“AU”), under which Risk Solutions is obligated to pay a percentage of its net income to AU. AU is a wholly owned subsidiary of Standard Security Life Insurance Company of New York, a life insurance carrier domiciled in the State of New York and subsidiary of IHC (“SSL”). IAHC will also pay $6.8 million to terminate that certain Simultaneous Transfer Agreement, dated January 1, 2012 (as amended pursuant to Amendment No. 1 dated October 1, 2013, Amendment No. 2 dated October 1, 2014, and Amendment No. 3 dated October 1, 2015) (the “Majestic Agreement”), between Risk Solutions and Majestic Underwriters LLC (“Majestic”), under which Risk Solutions is obligated to pay a percentage of its net income to Majestic. IAHC owns twenty three percent (23%) of Majestic and SSL owns seventy seven percent (77%) of Majestic. IHC plans to liquidate AMIC’s indirect twenty three percent (23%) interest in Majestic for approximately $1.6 million.

i

The Sale is part of a larger transaction valued at an aggregate of One Hundred Fifty Two Million Five Hundred Thousand Dollars ($152,500,000) (the “Purchase Price”) in which Swiss Re’s largest U.S. carrier, Westport Insurance Corporation, will coinsure all of the in-force medical stop-loss insurance business of Independence American Insurance Company, an insurance company domiciled in the State of Delaware and wholly owned indirect subsidiary of the Company (“IAIC”), and SSL, produced by Risk Solutions, as of January 1, 2016. In addition, as part of the transaction, on January 4, 2016, Risk Solutions terminated (i) the Management Agreement, dated January 1, 2012, as amended (the “IAIC Management Agreement”), with IAIC, under which IAIC pays a carrier fee for stop-loss, and (ii) the Management Agreement, dated January 1, 2012, as amended (the “SSL Management Agreement”), with SSL, under which SSL pays a carrier fee for stop-loss.

Along with the Purchase Agreement and the Sale, the Board approved the allocation of approximately 89% of the Purchase Price to AMIC, with the balance being paid to SSL. The boards of directors of each of IHC and SSL also approved such allocation.

The Sale involves risks, including the existence of conditions to complete the Sale, such as obtaining regulatory approvals for the coinsurance, which must either be satisfied or waived prior to the completion of the Sale. However, if a regulatory authority requires certain actions before it will provide approval, Swiss Re is not obligated to take, or refrain from taking, any action, and IAHC will not take or refrain from taking any action, which, individually or together with all other such actions or restrictions, would or would reasonably be expected to result in an arrangement, condition or restriction (i) that would reasonably be expected to materially and adversely impact the aggregate economic or business benefits, taken as a whole, that Swiss Re reasonably expects to derive from the Sale, (ii) to sell or hold separate or agree to sell, divest or discontinue, before or after the Closing Date (as defined herein), any properties, assets, businesses or licenses of Swiss Re, its affiliates or Risk Solutions or (iii) that otherwise is reasonably likely to have a material adverse effect on the business, financial condition, operations or results of operations of Swiss Re and any of its affiliates, taken as a whole.

IHC and its wholly owned indirect subsidiary Madison Investors Corp., a Delaware corporation (“MIC”), are together the record owners of approximately 92% of the outstanding shares of the Company’s common stock. On January 4, 2016, each of IHC and MIC, in their respective capacities as stockholders of the Company, executed a written consent approving the Purchase Agreement and the Sale in accordance with Section 228 of the Delaware General Corporation Law (“DGCL”). The actions by written consent are sufficient to approve the Purchase Agreement and the Sale without any further action or vote of the stockholders of Company. Accordingly, no other actions are necessary to approve the Purchase Agreement and the Sale, and no such actions are being requested. In addition, the board of directors of IHC approved the Purchase Agreement and the Sale at a special meeting of the board on January 4, 2016.

THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS DESIGNED TO INFORM YOU OF THE SALE AND TO PROVIDE YOU WITH INFORMATION ABOUT THE SALE AND THE BACKGROUND TO THE SALE.

NEITHER THE SALE NOR THE PURCHASE AGREEMENT HAS BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE SALE OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OR STATEMENTS (OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT) REGARDING THE SALE OR THE OTHER MATTERS DISCUSSED HEREIN AND, IF GIVEN OR MADE, ANY SUCH REPRESENTATIONS OR INFORMATION PROVIDED MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED OR SANCTIONED BY AMERICAN INDEPENDENCE CORP. OR ANY OTHER PERSON.

This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, to stockholders of record of American Independence Corp. beginning on or around January __, 2016 in connection with the Sale. The record date is January 15, 2016. You should not assume that the information contained herein is accurate as of any date other than the date hereof.

The date of the Information Statement is January __, 2016

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” regarding our assumptions, projections, expectations, intentions or beliefs about future events. We caution you that these statements may and often do vary from actual results, and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. These forward-looking statements include, among others, statements concerning our financial position and results, ability to consummate the Sale, and the business strategy, plans and objectives of management for future operations, including development plans and objectives relating to our business.

Forward-looking statements speak only as of the date of this Information Statement. We expressly disclaim any obligation or undertaking to release, publicly or otherwise, any updates or revisions to any forward-looking statement contained in this Information Statement to reflect any change in our expectations or any change in events, conditions, assumptions or circumstances on which any such statement is based unless so required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities Exchange Commission.

SUMMARY

The following is a summary of information contained elsewhere in this Information Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement and the Purchase Agreement attached as Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on January 6, 2016 and incorporated herein by this reference. We urge you to read this Information Statement and the Purchase Agreement in its entirety for a more complete description of its terms and conditions because this summary is not complete. Please see “WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY” for information on how to obtain a copy of the Purchase Agreement.

The Parties involved in the Sale

The parties involved in the Sale are American Independence Corp. (the “Company,” “AMIC” or “we,” “us” and “our”), Independence Holding Company (“IHC”), Independence American Holdings Corp. (“IAHC”), IHC Risk Solutions, LLC (“Risk Solutions”), and SR Corporate Solutions America Holding Corporation, a division of Swiss Re (“Swiss Re”). IHC, together with its wholly owned indirect subsidiary Madison Investors Corp., a Delaware corporation (“MIC”), owns approximately 92% of AMIC. IAHC is an indirect wholly owned subsidiary of AMIC and sole owner of Risk Solutions. See “Information about the Parties” for additional information.

Purchase Price

Under the Purchase Agreement, Swiss Re will pay to IAHC for the Sale an expected gross sales price based on currently available information of One Hundred Thirty Nine Million Four Hundred Eleven Thousand Eight Hundred Eighty One Dollars ($139,411,881). From such proceeds, IAHC will pay $2.8 million to terminate the AU Agreement. AU is a wholly owned subsidiary of Standard Security Life Insurance Company of New York, a life insurance carrier domiciled in the State of New York and wholly owned indirect subsidiary of IHC (“SSL”). IAHC will also pay $6.8 million to terminate the Majestic Agreement. IAHC owns twenty three percent (23%) of Majestic and SSL owns seventy seven percent (77%) of Majestic. IHC plans to liquidate AMIC’s indirect twenty three percent (23%) interest in Majestic for approximately $1.6 million.

The Sale is part of a larger transaction valued at an aggregate of One Hundred Fifty Two Million Five Hundred Thousand Dollars ($152,500,000) in which Swiss Re’s largest U.S. carrier, Westport Insurance Corporation, will coinsure all of the in-force medical stop-loss insurance business of Independence American Insurance Company, an insurance company domiciled in the State of Delaware and wholly owned indirect subsidiary of the Company (“IAIC”), and SSL, produced by Risk Solutions, as of January 1, 2016. In addition, as part of the transaction, on January 4, 2016, Risk Solutions terminated the IAIC Management Agreement and the SSL Management Agreement. See “The Transaction” for additional information.

Conditions to Closing; Closing

The completion of the Sale depends upon the meeting of certain conditions, including the following:

•	The representations and warranties of IHC, IAHC and Swiss Re (collectively, the “Parties”) in the Purchase Agreement being true and correct in all material respects at and as of the Closing Date;

•	The Parties having performed and complied with all of their respective covenants under the Purchase Agreement in all material respects on or prior to the Closing Date;

•	All material consents, approvals and authorizations, including, without limitation, that of the insurance regulatory authorities with respect to the coinsurance, being obtained, and all waiting periods required under applicable law, including that with respect to this Information Statement, expiring;

•	No law or order, judgment, injunction, decree or award being entered or in effect that prohibits the consummation of the Sale; and

•	Since the date of the Purchase Agreement, there being no event, occurrence or condition occurring that has had, or which would, individually or in the aggregate with other such events, occurrences or conditions, reasonably be expected to have, a material adverse effect on the business, operations, assets, liabilities, results of operations or condition (financial or otherwise) of the business being transferred.

The Sale will close on the later of (i) the date that is within five (5) business days after the satisfaction or waiver of the closing conditions under the Purchase Agreement, including, without limitation, the receipt of all approvals and (ii) twenty (20) days after the date on which this Information Statement has been mailed to the stockholders pursuant to Rule 14c-2 under the Exchange Act. See “The Transaction” for additional information.

Use of Proceeds

The Board has not yet determined the use of proceeds from the Sale.

Vote Required

Since the Sale may constitute “substantially all” of the assets of the Company, it has elected to obtain stockholder approval of the Sale under Section 271 of the DGCL, which requires the approval of the holders of a majority of the outstanding shares of common stock of AMIC. On January 4, 2016, IHC and MIC, which together own approximately 92% of the outstanding shares of common stock of AMIC, approved the Sale by written consent. See “The Transaction” for additional information.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following questions and answers are presented for your convenience only and briefly address some questions you may have about the sale of all of the membership interests of IHC Risk Solutions, LLC (the “Sale”). They may not contain all of the information that is important to you. We urge you to read carefully the entire Information Statement.

Q: Why am I receiving this Information Statement?	A: This Information Statement describes the Sale and the approval of the Sale by written consent. The Company’s Board of Directors is providing this Information Statement to you pursuant to Section 14(c) of the Exchange Act, solely to inform you of, and provide you with information about, the Sale before it is consummated.

Q: Who is entitled to receive this Information Statement?	A: Stockholders of record as of January 15, 2016, the record date, are entitled to receive this Information Statement and the accompanying notice of stockholder action by written consent, which describes the corporate action that has been approved by the written consent of stockholders who collectively own approximately 92% of the Company's outstanding common stock.

Q: Am I being asked to vote on the Sale?	A: No, we are not asking you to vote for approval of the Sale or to provide your written consent to the Sale. Your vote or written consent is not required for approval of the Sale because the Sale has been approved by written consent of a majority of the holders of the Company’s common stock. Under Delaware corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the stockholders. Therefore, no action by the minority stockholders in connection with the Sale is required.

Q: Will there be a stockholder meeting to consider and approve the Sale?	A: No, a stockholder meeting will not be held to consider and approve the Sale. The Sale has already been approved by written consent.

Q: Will any proceeds be distributed to me as a stockholder?	A: No.

Q: Is the Sale subject to the satisfaction of any conditions?	A: Yes. Before the Sale can be consummated, certain closing conditions must be satisfied or waived. These conditions are described in “The Transaction” in this Information Statement. If these conditions are not satisfied or waived, then the Sale will not be consummated even though it has been approved by written consent.

Q: When do you expect the Sale to be consummated?	A: We intend to consummate the Sale on the later of (i) the date that is within five (5) business days after the satisfaction or waiver of the closing conditions under the Purchase Agreement, including, without limitation, the receipt of all approvals and (ii) twenty (20) days after the date on which this Information Statement has been mailed to the stockholders pursuant to Rule 14c-2 under the Exchange Act.

Q: What are the U.S. federal income tax consequences of the Sale?	A: The Company has available federal net operating loss carryforwards which will offset any gains recognized upon consummation of the Sale. While the Company expects to pay federal alternative minimum taxes due to limitations on the utilization of net operating loss carryforwards, such taxes will be available as a credit against regular federal income taxes incurred in the future.

Q: What should I do now?	A: No action by you is required.

Q: Who can help answer my questions?

A: If you have questions about the Sale or would like additional copies, without charge, of this Information Statement, then you should contact us as follows:

American Independence Corp.

Attn: Corporate Secretary

485 Madison Avenue, 14th Floor

New York, NY 10022

(212) 355-4141

THE TRANSACTION

Summary

On January 5, 2016, American Independence Corp.’s (the “Company,” “AMIC” or “we,” “us” and “our”) wholly owned indirect subsidiary Independence American Holdings Corp., a Delaware corporation (“IAHC”), the Company’s parent Independence Holding Company, a Delaware corporation (“IHC”), and SR Corporate Solutions America Holding Corporation, a Delaware corporation and division of Swiss Re (“Swiss Re”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), to sell (the “Sale”) all of the membership interests of the Company’s wholly owned indirect subsidiary IHC Risk Solutions, LLC, a Delaware limited liability company (“Risk Solutions”), which may constitute the sale of “substantially all” of the consolidated assets of the Company, for an expected gross sales price based on currently available information of One Hundred Thirty Nine Million Four Hundred Eleven Thousand Eight Hundred Eighty One Dollars ($139,411,881). From such proceeds, IAHC will pay $2.8 million to terminate the Simultaneous Transfer Agreement, dated January 1, 2012 (as amended pursuant to Amendment No. 1 dated October 1, 2013, Amendment No. 2 dated October 1, 2014, and Amendment No. 3 dated October 1, 2015) (the “AU Agreement”), between Risk Solutions and Alliance Underwriters, LLC (“AU”), under which Risk Solutions is obligated to pay a percentage of its net income to AU. AU is a wholly owned subsidiary of Standard Security Life Insurance Company of New York, a life insurance carrier domiciled in the State of New York and wholly owned indirect subsidiary of IHC (“SSL”). IAHC will also pay $6.8 million to terminate the Simultaneous Transfer Agreement, dated January 1, 2012 (as amended pursuant to Amendment No. 1 dated October 1, 2013, Amendment No. 2 dated October 1, 2014, and Amendment No. 3 dated October 1, 2015) (the “Majestic Agreement”), between Risk Solutions and Majestic Underwriters LLC (“Majestic”), under which Risk Solutions is obligated to pay a percentage of its net income to Majestic. IAHC owns twenty three percent (23%) of Majestic and SSL owns seventy seven percent (77%) of Majestic. IHC plans to liquidate AMIC’s indirect twenty three percent (23%) interest in Majestic for approximately $1.6 million.

The Sale is part of a larger transaction valued at an aggregate of One Hundred Fifty Two Million Five Hundred Thousand Dollars ($152,500,000) (the “Purchase Price”) in which Swiss Re’s largest U.S. carrier, Westport Insurance Corporation (“Westport”), will coinsure all of the in-force medical stop-loss insurance business of Independence American Insurance Company, an insurance company domiciled in the State of Delaware and wholly owned indirect subsidiary of the Company (“IAIC”), and SSL, produced by Risk Solutions, as of January 1, 2016. In addition, as part of the transaction, on January 4, 2016, Risk Solutions terminated (i) the Management Agreement, dated January 1, 2012, as amended, with IAIC, under which IAIC pays a carrier fee for stop-loss, and (ii) the Management Agreement, dated January 1, 2012, as amended, with SSL, under which SSL pays a carrier fee for stop-loss. The Board of Directors of the Company (the “Board”) approved the Purchase Agreement and the Sale, along with the allocation of approximately 89% of the Purchase Price to AMIC, with the balance being paid to SSL, at a special meeting of the Board held on January 4, 2016. The boards of directors of each of IHC and SSL also approved such allocation at special meetings held on January 4, 2016.

The consummation of the Sale (the “Closing”) will take place within five (5) business days after the satisfaction or waiver of the closing conditions under the Purchase Agreement, including, without limitation, the receipt of all approvals and (ii) twenty (20) days after the date on which this Information Statement has been mailed to the stockholders pursuant to Rule 14c-2 under the Exchange Act (the “Closing Date”). On the Closing Date, Swiss Re will pay the Purchase Price, subject to estimated adjustments and settlements. Within ninety (90) days after the Closing, Swiss Re and the Company will calculate the adjustments and settlements for final amounts. The rights of the stockholders of the Company will remain unchanged after the Closing.

Following the Closing, Risk Solutions will continue to provide services to SSL and IAIC (each a “Ceding Company”) in connection with (i) the business of Risk Solutions and (ii) the business of each Ceding Company of issuing, underwriting, selling, renewing, distributing, marketing, delivering, cancelling, reinsuring and administering the medical stop-loss insurance policies issued, renewed or written by a Ceding Company (collectively, the “Business”). Any profits or losses of Risk Solutions on and after January 1, 2016 will inure to the benefit Swiss Re. On the Closing Date, each Ceding Company will enter into a 2015 Experience Sharing Agreement (each, an “Experience Sharing Agreement”) with Westport pursuant to which Westport will assume the covered liabilities in respect of the Business for the 2015 Treaty Year (as defined below), and Westport and the applicable Ceding Company will make certain experience sharing payments in respect of the Business. In addition, each Ceding Company will enter into a 2016 Coinsurance Agreement (each, a “Coinsurance Agreement”) with Westport pursuant to which the applicable Ceding Company will cede to Westport, and Westport will reinsure, all of the reinsured liabilities in respect of the Business for the 2016 Treaty Year. For purposes of this Information Statement, “Treaty Year” is defined as, with respect to any policy, the calendar year in which coverage under such policy became effective.

On the Closing Date, each Ceding Company will enter into an administrative services agreement with Westport pursuant to which (i) Westport will provide to the applicable Ceding Company certain administrative services and be granted certain rights to act on behalf of the applicable Ceding Company with respect to the Business assumed under the corresponding Coinsurance Agreement and Experience Sharing Agreement; and (ii) new and renewal insurance policies of the type included in the Business may be issued, renewed or written in the name of the applicable Ceding Company after the Closing Date for the period specified therein.

On the Closing Date, each Ceding Company will enter into a renewal rights agreement with Swiss Re pursuant to which the applicable Ceding Company will sell to Swiss Re renewal rights with respect to employer stop-loss insurance business issued or renewed by or on behalf of such Ceding Company.

On the Closing Date, SSL and Risk Solutions will enter into a transition services agreement pursuant to which each will provide services to the other, including, without limitation, the provision by SSL or its affiliates or permitted third party service providers of certain information technology and other transitional services with respect to the Business to Risk Solutions.

Conditions to Closing of the Sale

The completion of the Sale depends upon the meeting of certain conditions, including the following:

•	The representations and warranties of IHC, IAHC and Swiss Re (collectively, the “Parties”) in the Purchase Agreement being true and correct in all material respects at and as of the Closing Date;

•	The Parties having performed and complied with all of their respective covenants under the Purchase Agreement in all material respects on or prior to the Closing Date;

•	All material consents, approvals, authorizations, waivers or other action by any governmental, legislative, judicial, administrative or regulatory authority, agency, commission, department, court, or self-regulatory body (“Governmental Authority”), all material applications or notices to or filings with any Governmental Authority in connection with the Sale or the coinsurance, as applicable, having been obtained or made and being in full force and effect, and all waiting periods required under applicable law with respect thereto, including that with respect to this Information Statement, having expired or been terminated;

•	No law or order, judgment, injunction, decree or award entered by or with any Governmental Authority, or any binding arbitral award, being in effect that prohibits the consummation of the Sale; and

•	Since the date of the Purchase Agreement, no event, occurrence or condition occurring that has had, or which would, individually or in the aggregate with other such events, occurrences or conditions, reasonably be expected to have, a material adverse effect on the business, operations, assets, liabilities, results of operations or condition (financial or otherwise) of the business being transferred.

Reasons for the Sale

After careful review, the Company’s Board and management approved the Sale for the following reasons: (i) to unlock significant value for the stockholders of the Company and materially increase liquidity in the Company; and (ii) to focus on growing the remaining lines of business through organic growth and acquisitions. On January 4, 2016, the Board recommended the Sale, which may constitute a sale of “substantially all” of the consolidated assets of the Company, to the stockholders of the Company.

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but is believed to include material factors considered in approving the Sale.

No-Going Private Transaction

The Sale is not part of a going-private transaction for the Company. Although the board of directors of IHC has preliminarily determined to take the steps necessary to take AMIC private in 2016, neither the Sale nor any such going-private transaction (should the board of directors of IHC ultimately determine to take AMIC private) is connected with, or contingent upon, the other. Following the consummation of the Sale, AMIC will continue to be subject to the periodic reporting requirements of the Exchange Act and AMIC does not intend to take steps to terminate its reporting requirements unless IHC ultimately determines to take AMIC private.

Stockholder Consent

The Company's authorized capitalization consisted of 15,000,000 shares of common stock, par value $.01 per share (“Common Stock”), and 1,000 shares of preferred stock, par value $.10 per share (“Preferred Stock”). As of the January 15, 2016 (the “Record Date”), 8,079,215 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The stockholders do not vote by separate class, but as a single group. Holders of Common Stock have no preemptive rights to acquire or subscribe to any additional unissued shares of Common Stock.

Under Section 228 of the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent to that action is signed by the stockholders holding not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares were present and voted. Under the Company’s certificate of incorporation, the holders of a majority of the outstanding shares of AMIC's Common Stock can approve such actions by written consent. On January 4, 2016, holders of an aggregate of approximately 92% of the Company’s outstanding shares of Common Stock executed and delivered to the Secretary of AMIC their consent approving the Purchase Agreement and the Sale. In accordance with Section 228 of the DGCL, AMIC is delivering this Information Statement to provide notice to all holders of AMIC’s Common Stock as of the Record Date who did not participate in the action by written consent of the action taken by the majority stockholders of AMIC.

The table below sets forth the actual shares of Common Stock over which the parties executing the written consent have voting authority.

Name	Number of Shares	Percent of Class

Independence Holding Company	2,800,795	34.57%

Madison Investors Corp.	4,622,356	57.05%

Accounting Treatment

Upon the consummation of the Sale, AMIC will exit the medical stop-loss insurance business other than for an interim period as requested by Swiss Re. The planned Sale and exit from the medical stop-loss insurance business represents a strategic shift that will have a major effect on AMIC’s operations and financial results. The disposal transaction qualifies for reporting as discontinued operations in the first quarter of 2016 upon the Board’s commitment to a plan for disposal.

Federal Income Tax Consequences

The Company has available federal net operating loss carryforwards which will offset any gains recognized upon consummation of the Sale. While the Company expects to pay federal alternative minimum taxes due to limitations on the utilization of net operating loss carryforwards, such taxes will be available as a credit against regular federal income taxes incurred in the future.

Reports, Opinions and Appraisals

No report, opinion or appraisal was obtained in connection with the Sale.

REGULATORY APPROVALS

The approval or non-disapproval of the New York Department of Financial Services, Delaware Department of Insurance, Texas Department of Insurance, and Missouri Department of Insurance with respect to the coinsurance by Westport of all of the in-force medical stop-loss insurance business of IAIC and SSL produced by Risk Solutions as of January 1, 2016 is a condition to consummating the Sale. AMIC has made the necessary filings with the New York Department of Financial Services and Delaware Department of Insurance. Swiss Re has made the necessary filings with the Texas Department of Insurance and Missouri Department of Insurance.

BACKGROUND OF THE TRANSACTION

On March 16, 2014, American Independence Corp. (the “Company,” “AMIC” or “we,” “us” and “our”) and AMIC’s parent Independence Holding Company (“IHC”) engaged Dowling Hales, LLC and Hales Securities, LLC (together, “Dowling Hales”) as a financial advisor with respect to the potential sale (the “Sale”) of the Business and possibly certain other assets related to the Business. Between March and May of 2014, Dowling Hales and the management of AMIC and IHC discussed valuation expectations and potential acquirers for the Business. Preparations were made to approach potential buyers and a confidential information memorandum was prepared in cooperation with executives of AMIC, Risk Solutions and SSL for interested parties.

Between June and July of 2014, Dowling Hales contacted approximately fifty potential bidders and sent out process letters asking for indications of interest. Between July and August of 2014, the Company received indication of interest letters from approximately twenty percent of those who received process letters with initial bids. IHC and AMIC executives reviewed and discussed the initial bids, and granted access to a virtual data room to two bidders that gave bids that AMIC thought were reasonable starting points based on valuation expectations. These bidders were also granted access to management. None of these parties was able to meet the Company’s minimum valuation.

Because none of the bids were acceptable to AMIC and IHC, discussions were halted during the month of September of 2014. Swiss Re was contacted, but did not submit an indication of interest.

During the period between April and September of 2015, Dowling Hales and management met with senior executives of Swiss Re to re-engage in exploring a possible investment in the Business, including a management meeting with senior executives of Swiss Re in September of 2015. The Company also had conversations with two other interested parties during this time, but neither of these parties met the Company’s minimum valuation.

In October of 2015, Swiss Re submitted a non-binding letter of intent (“LOI”). After negotiation, AMIC and Swiss Re executed and entered into the LOI on October 29, 2015. AMIC and IHC informed their respective boards of directors as to execution of the LOI at board meetings held on November 5, 2015. From November to December of 2015, Swiss Re conducted due diligence, including meetings with management, and the parties negotiated the transaction documents.

On January 4, 2016, the board of directors of each of IHC and AMIC separately convened for a special meeting held by telephone. Their respective boards approved the Purchase Agreement and the Sale.

On January 4, 2016, IHC and Madison Investors Corp., a wholly owned indirect subsidiary of IHC which together with IHC holds approximately 92% of the outstanding shares of Common Stock of AMIC, executed a written consent of stockholders in accordance with Section 228 of the DGCL approving the Purchase Agreement and the Sale. The actions by written consent are sufficient to approve the Purchase Agreement and the Sale without any further action or vote of the other stockholders of Company.

On January 5, 2016, IHC, AMIC’s wholly owned subsidiary Independence American Holdings Corp., which is the sole owner of Risk Solutions, and Swiss Re entered into the Purchase Agreement.

On January 5, 2016, the Company issued a press release regarding the Sale and, on January 6, 2016, the Company filed a Form 8-K with the Securities and Exchange Commission (the “SEC”) disclosing execution of the Purchase Agreement.

INFORMATION ABOUT THE PARTIES

American Independence Corp.

American Independence Corp. (the “Company,” “AMIC” or “we,” “us” and “our”) is a Delaware corporation that is publicly traded on the Nasdaq Stock Market (NASDAQ: AMIC). AMIC is a holding company principally engaged in health insurance and reinsurance. Through its subsidiaries, it provides specialized health coverage and related services to commercial customers and individuals, and focuses on niche health products and/or narrowly defined distribution channels in the United States. The Company’s wholly owned subsidiary, Independence American Insurance Company (“IAIC”), markets its products through IHC Risk Solutions, LLC, IHC Specialty Benefits, Inc., IPA Family, LLC, and IPA Direct, LLC, each of which are subsidiaries of AMIC (collectively, the “Agencies”), and through independent brokers, producers and agents. The Company’s principal executive offices are located at 485 Madison Avenue, New York, NY 10022 and its telephone number is (212) 355-4141.

AMIC retains much of the risk that it underwrites, and currently sells or reinsures on the following lines of business:

•	Medical stop-loss;
•	Specialty health products, including:
•	short-term medical, vision, dental, supplemental products (including fixed indemnity limited benefit, critical illness, and hospital indemnity) and small group stop-loss;
•	Pet insurance;
•	Occupational accident; and
•	New York State Disability Benefits Law.

In addition, AMIC markets and sells Affordable Care Act major medical policies, group and individual life and disability, and injured-on-duty accident coverage for various unaffiliated insurers through the Agencies.

Since November 2002, AMIC has been affiliated with Independence Holding Company, a Delaware corporation publicly traded on the New York Stock Exchange (NYSE:IHC) (“IHC”). IHC owns, together with its affiliate Madison Investors Corp., a Delaware corporation, approximately 92% of AMIC's outstanding shares of Common Stock. The senior management of IHC provides direction to the Company through a service agreement between IHC and the Company.

Independence American Holdings Corp.

Independence American Holdings Corp. (“IAHC”) was incorporated in Delaware on July 11, 2002. IAHC is the sole owner of Risk Solutions, and also holds, among other things, Independence American Insurance Company, an insurance carrier domiciled in the State of Delaware and licensed in all fifty (50) states (“IAIC”). All of AMIC’s indirect subsidiaries are held by IAHC. Its mailing address is 485 Madison Avenue, New York, NY 10022 and its telephone number is (212) 355-4141.

IHC Risk Solutions, LLC

IHC Risk Solutions, LLC (“Risk Solutions”) was formed in Delaware under the name Voorhees Risk Management, LLC on February 4, 2003. On April 29, 2011, three managing general underwriters, IHC Risk Solutions, Inc., a Delaware corporation, Risk Assessment Strategies, Inc., a Delaware corporation, and IHC Risk Solutions – IIG, Inc., a Delaware corporation, merged with and into Voorhees Risk Management, LLC. Simultaneous with the merger, Voorhees Risk Management, LLC, the surviving entity, changed its name to IHC Risk Solutions, LLC. Its principal office is located at 1699 King Street, Suite 404, Enfield, Connecticut, 06082 and its telephone number is (877) 392-3770. Risk Solutions also has offices in Scottsdale, AZ, Marlton, NJ, Fort Wayne, IN and Downer’s Grove, IL.

Risk Solutions is a full-service direct writer of medical stop-loss insurance for self-insured employer groups in all fifty (50) states, Puerto Rico and the U.S. Virgin Islands. Risk Solutions markets, underwrites, collects premiums, administers and processes claims, performs medical management services, offers medical stop-loss to group stop-loss captives, and has an Organ Transplant Solution program. It writes business for IAIC and Standard Security Life Insurance Company of New York, a life insurance carrier domiciled in the State of New York (“SSL”), and Madison National Life Insurance Company, Inc., a life insurance carrier domiciled in the State of Wisconsin (“MNL”). SSL and MNL are affiliates of IHC and AMIC.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains information the Company files electronically with the SEC, which can be accessed over the Internet at http://www.sec.gov. You can also read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

The Company also maintain a website at www.americanindependencecorp.com. Its annual, quarterly and current reports, proxy statements and other information are also available, free of charge, through this website, as soon as reasonably practicable after they are filed with or furnished to the SEC.

BUSINESS AFTER THE SALE

Summary

Following the sale of Risk Solutions, AMIC plans to (i) continue to retain much of the risk that Independence American Insurance Company, an insurance company domiciled in the state of Delaware and wholly owned indirect subsidiary of AMIC (“IAIC”), underwrites and/or reinsures and (ii) increase distribution capabilities.

Insurance/Reinsurance Risk

IAIC will continue to write the following lines of business:

•	Specialty health - Dental, vision, short-term medical, and supplemental products (including fixed indemnity limited benefit, critical illness, and hospital indemnity);

•	Occupational accident - Accidental death, accident disability and accident medical benefits for occupational injuries to employees of companies that have elected to not participate in the Texas workers compensation system (non-subscribers);

•	Pet insurance;

•	New York State Disability Benefits Law; and

•	Expatriate business - Provides employee benefit insurance, including medical to expatriates, third-party nationals and high net-worth local nationals.

IAIC will continue to reinsure various lines of business written by subsidiaries IHC.

Distribution

AMIC will also continue to sell and distribute the following insurance products for IAIC, IHC and unaffiliated insurers:

•	Self-funded medical plans for employers between ten (10) and fifty (50) employees, initially on IAIC paper, and eventually on Westport Insurance Corporation (Swiss Re’s largest U.S. carrier) paper;

•	Major medical for individuals and families through the following carriers: United Health Insurance, Humana, Aetna, Blue Cross Blue Shield of Michigan, Medical Mutual Insurance Company of Ohio, Molina, Coventry, Cigna, Scott and White Health Plans;

•	Individual and group term life and disability; and

•	Injured-on-Duty policies for municipalities in Massachusetts through the Company’s subsidiary Cook & Company Insurance Services, Inc.

Marketing/Administrative Companies Owned by AMIC

•	IHC Specialty Benefits, Inc. (“Specialty Benefits”), an indirect wholly owned subsidiary of AMIC, engages in sales and marketing of insurance products of IAIC, carriers owned by IHC, and unaffiliated carriers;

•	IPA Direct, LLC (“IPAD”), of which AMIC indirectly owns ninety two percent (92%), is a consumer direct sales call center. IPAD focuses on AMIC’s ancillary products and other carriers’ major medical;

•	IPA Family, LLC (“IPA Family”), an indirect wholly owned subsidiary of AMIC, is a consumer direct sales agency. IPA Family has approximately two hundred fifty (250) producers focusing on the same product mix as IPAD;

•	HealthInsurance.org (“HIO”), of which AMIC indirectly owns fifty one percent (51%), is a lead generation agency. HIO generates leads for IPAD, IPA Family and non-affiliated entities, and monetizes traffic primarily through private exchange partners, web based entities or call centers that enroll subsidy-eligible individuals on exchanges managed by the federal and state governments; and

•	Global Accident Facilities, LLC (“GAF”), of which AMIC indirectly holds eighty percent (80%), is a holding company for a managing general underwriting agency for non-subscriber occupational accident insurance and other business. Through its subsidiaries, GAF provides administrative services for occupational accident insurance as well as Injured on Duty coverage, a form of occupational accident coverage.

INTEREST OF RELATED PARTIES IN THE PROPOSED SALE

None of the officers and directors of AMIC have a substantial interest, direct or indirect, by security holdings or otherwise, in the Sale that is not disclosed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s Common Stock beneficially owned based on 8,079,215 outstanding shares of Common Stock as of January 15, 2016 (the “Record Date”) by: (i) any holder of more than five (5%) percent; (ii) each of the Company’s directors and named executive officers; and (iii) the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Exchange Act. All share ownership figures include shares issuable upon exercise of options or warrants exercisable within sixty (60) days of the Record Date which are deemed outstanding and beneficially owned by such person for purposes of computing an entity’s or person’s percentage ownership, but not for purposes of computing the percentage ownership of any other entity or person.

Title of Class	Name and Address of Owner(1)	Amount Owned(2)	Percent of Class	Percent of Voting Stock
Common	Independence Holding Company	2,800,795	34.57%	34.57%
Common	Madison Investors Corp.	4,622,356	57.05%	57.05%
Common	Edward A. Bennett	23,890	*	*
Common	Teresa A. Herbert	0	—	—
Common	David T. Kettig	0	—	—
Common	Steven B. Lapin	0	—	—
Common	Myron M. Picoult	17,668	*	*
Common	Ronald I. Simon	16,668	*	*
Common	James G. Tatum	8,334	*	*
Common	Roy T. K. Thung	0	—	—
	All directors, and named executive officers as a group (8 persons)	66,560		0.82%

* Represents less than 1% of the outstanding shares of Common Stock of the Company.

(1) The address of each individual named above is c/o American Independence Corp. at 485 Madison Avenue, 14th Floor, New York, NY 10022.

(2) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the SEC. Unless otherwise indicated, beneficial ownership includes both sole investment and voting power.

DISSENTER’S RIGHTS OF APPRAISAL

No dissenters' or appraisal rights are available to the stockholders for the sale of all or substantially all of the assets under the DGCL, or AMIC's certificate of incorporation or its bylaws in connection with the Sale.

HISTORICAL ANNUAL FINANCIAL STATEMENTS

AMERICAN INDEPENDENCE CORP. AND SUBSIDIARIES

Copies of the Company’s SEC filings can be found on its website at www.americanindependencecorp.com.

Report of Management on Internal Control Over Financial Reporting

The Board of Directors and Stockholders

American Independence Corp.

The management of American Independence Corp. ("AMIC") is responsible for establishing and maintaining adequate internal control over financial reporting. AMIC's internal control system was designed to provide reasonable assurance to the Company's management and Board of Directors regarding reliability of financial reporting and the preparation and fair presentation of published financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management assessed the effectiveness of AMIC's internal control over financial reporting as of December 31, 2014. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control –Integrated Framework (1992). Based on our assessment we concluded that, as of December 31, 2014, AMIC's internal control over financial reporting is effective.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

American Independence Corp.:

We have audited the accompanying consolidated balance sheets of American Independence Corp. and subsidiaries (the Company) as of December 31, 2014 and 2013 (Successor Company), and the related consolidated statements of income, comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2014 (Successor Company), and the year ended December 31, 2012 (Predecessor Company). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Independence Corp. and subsidiaries as of December 31, 2014 and 2013 (Successor Company), and the results of their operations and their cash flows for the years ended December 31, 2014 and 2013 (Successor Company), and the year ended December 31, 2012 (Predecessor Company), in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company has elected, beginning with January 1, 2013, the earliest period permitted, to reflect Independence Holding Company’s basis in the assets acquired and liabilities assumed in connection with Independence Holding Company’s acquisition of the Company. As a result of the new basis of accounting, the consolidated financial information for the periods after January 1, 2013 is presented on a different basis than that for the period before the acquisition and, therefore, is not comparable.

/s/ KPMG LLP

New York, New York

March 16, 2015

FORWARD-LOOKING STATEMENTS

This report on Form 10−K contains certain “forward−looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. We have based our forward−looking statements on our current expectations and projections about future events. Our forward−looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included or incorporated by reference in this report that address activities, events or developments that we expect or anticipate may occur in the future, including such things as the growth of our business and operations, our business strategy, competitive strengths, goals, plans, future capital expenditures and references to future successes may be considered forward−looking statements. Also, when we use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably” or similar expressions, we are making forward−looking statements.

Numerous risks and uncertainties may impact the matters addressed by our forward−looking statements, any of which could negatively and materially affect our future financial results and performance. We describe some of these risks and uncertainties in greater detail in Item 1A of this report, Risk Factors.

Although we believe that the assumptions underlying our forward−looking statements are reasonable, any of these assumptions, and, therefore, also the forward−looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward−looking statements that are included in this report, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved. Our forward−looking statements speak only as of the date made, and we will not update these forward−looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, any forward−looking event discussed in this report may not occur.

American Independence Corp. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,
	2014	2013
ASSETS:
Investments:
Securities purchased under agreements to resell	$3,143	$3,563
Trading securities	1,138	859
Fixed maturities available-for-sale, at fair value	73,608	68,222
Equity securities available-for-sale, at fair value	1,013	988

Total investments	78,902	73,632

Cash and cash equivalents	4,569	4,424
Restricted cash ($15,867 and $8,803, respectively, restricted by related parties)	18,881	10,067
Accrued investment income	652	604
Premiums receivable ($9,115 and $8,622, respectively, due from related parties)	13,257	14,364
Net federal deferred tax asset	12,025	11,172
Due from reinsurers ($2,869 and $3,206, respectively, due from related parties)	5,532	7,549
Intangible assets	9,915	11,408
Accrued fee income ($1,384 and $1,076, respectively, due from related parties)	4,469	2,332
Due from securities brokers	293	172
Other assets ($165 and $0, respectively, due from related parties)	17,286	17,450

TOTAL ASSETS	$165,781	$153,174

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims ($19,843 and $17,370, respectively, due to related parties)	$33,616	$35,252
Premium and claim funds payable ($15,867 and $8,803, respectively, due to related parties)	18,881	10,067
Commission payable ($3,747 and $3,423, respectively, due to related parties)	4,672	5,455
Accounts payable, accruals and other liabilities ($1,784 and $1,643, respectively, due to related parties)	11,283	13,251
State income taxes payable	597	544
Due to securities brokers	58	45
Due to reinsurers ($597 and $639, respectively, due to related parties)	2,334	1,177

Total liabilities	71,441	65,791

STOCKHOLDERS’ EQUITY:
American Independence Corp. stockholders’ equity:
Preferred stock, $0.10 par value, 1,000 shares designated; no shares issued and outstanding	-	-
Common stock, $0.01 par value, 15,000,000 shares authorized; 9,181,793 shares issued, respectively; 8,079,215 and 8,072,548 shares outstanding, respectively	92	92
Additional paid-in capital	79,746	79,694
Accumulated other comprehensive loss	(154)	(2,152)
Treasury stock, at cost, 1,102,578 shares and 1,109,245 shares, respectively	(10,243)	(10,305)
Retained earnings	22,139	16,970
Total American Independence Corp. stockholders’ equity	91,580	84,299
Non-controlling interest in subsidiaries	2,760	3,084
Total equity	94,340	87,383
TOTAL LIABILITIES AND EQUITY	$165,781	$153,174

See accompanying Notes to Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share data)

	Successor		Predecessor
	Year Ended		Year Ended
	December 31,		December 31,
	2014	2013	2012
REVENUES:
Premiums earned ($68,843, $69,710 and $41,191, respectively, from related parties)	$133,606	$127,203	$83,778
Fee and agency income ($14,475, $10,058 and $5,622, respectively, from related parties)	27,918	22,421	15,441
Net investment income	2,202	2,104	2,126
Net realized investment gains	967	1,082	603
Other-than-temporary impairment losses:
Total other-than-temporary impairment losses	-	-	(359)
Portion of losses recognized in other comprehensive income	-	-	170
Net impairment losses recognized in earnings	-	-	(189)
Other income	183	463	126
	164,876	153,273	101,885

EXPENSES:
Insurance benefits, claims and reserves ($46,077, $40,490 and $25,993, respectively, from related parties)	88,887	87,118	56,849
Selling, general and administrative expenses ($21,319, $19,223 and $13,335, respectively, from related parties)	69,752	58,878	37,875
Amortization and depreciation	1,692	1,836	509
	160,331	147,832	95,233

Income before income tax	4,545	5,441	6,652
Provision (benefit) for income taxes	(802)	1,576	(3,890)

Net income	5,347	3,865	10,542
Less: Net income attributable to the non-controlling interest	(97)	(983)	(950)

Net income attributable to American Independence Corp.	$5,250	$2,882	$9,592

Basic income per common share:
Basic income per common share attributable to American Independence Corp. common stockholders	$.65	$.36	$1.16

Weighted-average shares outstanding	8,077	8,076	8,272

Diluted income per common share:
Diluted income per common share attributable to American Independence Corp. common stockholders	$.65	$.36	$1.16

Weighted-average diluted shares outstanding	8,103	8,084	8,272

See accompanying Notes to Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(In thousands)

	Successor		Predecessor
	Year Ended		Year Ended
	December 31,		December 31,
	2014	2013	2012

Net Income	$5,347	$3,865	$10,542
Other comprehensive income (loss):
Unrealized holding gains (losses) arising during the period	2,872	(3,124)	937
Reclassification adjustment for (gains) losses included in net income	(874)	(857)	(575)
Reclassification adjustment for other-than-temporary impairment losses included in net income	-	-	189
Other comprehensive income (loss)	1,998	(3,981)	551
Comprehensive income (loss)	7,345	(116)	11,093
Less: comprehensive income attributable to non-controlling interests	(97)	(983)	(950)
Comprehensive income (loss) attributable to American Independence Corp.	$7,248	$(1,099)	$10,143

See accompanying Notes to Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Consolidated Statements of Changes In Stockholders’ Equity

(In thousands)

			ACCUMULATED		RETAINED		NON-
		ADDITIONAL	OTHER	TREASURY	EARNINGS /	TOTAL AMIC	CONTROLLING
	COMMON	PAID-IN	COMPREHENSIVE	STOCK,	(ACCUMULATED	STOCKHOLDERS’	INTERESTS IN	TOTAL
	STOCK	CAPITAL	INCOME (LOSS)	AT COST	DEFICIT)	EQUITY	SUBSIDIARIES	EQUITY
PREDECESSOR
BALANCE AT DECEMBER 31, 2011	$92	$479,418	$1,278	$(9,107)	$(377,692)	$93,989	$-	$93,989

Net income					9,592	9,592	950	10,542
Net change in unrealized gains (losses) on certain available-for-sale securities			551			551	-	551
Dividends paid to non-controlling interest							(891)	(891)
Other		-			(13)	(13)	13	-
Share-based compensation expense		33				33	-	33
BALANCE AT DECEMBER 31, 2012	92	479,451	1,829	(9,107)	(368,113)	104,152	72	104,224

SUCCESSOR
BALANCE AT JANUARY 1, 2013	92	79,664	1,829	(9,107)	14,113	86,591	2,965	89,556
Net income					2,882	2,882	983	3,865
Net change in unrealized gains (losses) on certain available-for-sale securities			(3,981)			(3,981)	-	(3,981)
Dividends paid to non-controlling interest						-	(889)	(889)
Other		(12)			(25)	(37)	25	(12)
Repurchase of common stock				(1,198)		(1,198)		(1,198)
Share-based compensation expense		42				42	-	42
BALANCE AT DECEMBER 31, 2013	92	79,694	(2,152)	(10,305)	16,970	84,299	3,084	87,383

Net income					5,250	5,250	97	5,347
Net change in unrealized gains (losses) on certain available-for-sale securities			1,998			1,998	-	1,998
Dividends paid to non-controlling interest							(473)	(473)
Other					(52)	(52)	52	-
Exercise of stock options				62	(29)	33		33
Share-based compensation expense		52				52	-	52
BALANCE AT DECEMBER 31, 2014	$92	79,746	$(154)	$(10,243)	$22,139	$91,580	$2,760	$94,340

See accompanying Notes to Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Successor		Predecessor
	Year Ended		Year Ended
	December 31,		December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,347	$3,865	$10,542
Adjustments to reconcile net income to net change in cash from operating activities:
Net realized investment gains	(967)	(1,082)	(603)
Other-than-temporary impairment losses	-	-	189
Amortization and depreciation	1,692	1,836	509
Equity gain	(175)	(450)	(57)
Deferred tax expense (income)	(829)	1,481	(3,965)
Non-cash stock compensation expense	52	42	33
Amortization of bond premiums and discounts	549	594	-
Change in operating assets and liabilities:
Net purchases of trading securities	(185)	423	(196)
Change in policy benefits and claims	(1,636)	10,259	3,963
Change in net amounts due from and to reinsurers	3,174	(1,496)	68
Change in accrued fee income	(2,137)	790	(1,930)
Change in claims fund	(873)	(55)	(978)
Change in commissions payable	(783)	1,126	1,309
Change in premiums receivable	1,107	(3,977)	(2,926)
Change in income taxes	34	54	162
Distribution from interest in partnerships	-	-	86
Change in other assets and other liabilities	(217)	2,780	1,362

Net cash provided by operating activities	4,153	16,190	7,568

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in securities under resale and repurchase agreements	420	1,671	(2,555)
Sales of and principal repayments on fixed maturities	43,800	37,191	29,305
Maturities and other repayments of fixed maturities	4,096	4,319	2,851
Purchases of fixed maturities	(50,983)	(55,102)	(32,398)
Sales of equity securities	-	1,501	528
Change in loan receivable	(83)	(1,410)	(425)
Cash paid in acquisitions, net of cash acquired	-	(1,250)	(2,300)
Other investing activities	(518)	(533)	254

Net cash used by investing activities	(3,268)	(13,613)	(4,740)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	33	-	-
Payment of contingent liability on acquisition	(300)	(642)	-
Dividends paid to non-controlling interests	(473)	(889)	-
Repurchase of common stock	-	(1,198)	-

Net cash used by financing activities	(740)	(2,729)	-

Increase (decrease) in cash and cash equivalents	145	(152)	2,828
Cash and cash equivalents, beginning of period	4,424	4,576	1,748
Cash and cash equivalents, end of period	$4,569	$4,424	$4,576

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$8	$32	$5

See accompanying Notes to Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Notes to Consolidated Financial Statements

1.	Significant Accounting Policies and Practices

(A)	Business and Organization

American Independence Corp. is a Delaware corporation (NASDAQ: AMIC). We are a holding company principally engaged in the insurance and reinsurance business through: a) our wholly owned insurance company, Independence American Insurance Company ("Independence American"); b) our full service direct writer of medical stop-loss insurance for self-insured employer groups, IHC Risk Solutions, LLC (“Risk Solutions”); c) our 23% investment in Majestic Underwriters LLC ("Majestic"); d) our 51% ownership in HealthInsurance.org, LLC (“HIO”), a lead generation agency; e) our wholly owned sales and marketing company, IHC Specialty Benefits, Inc. (“Specialty Benefits”); f) our 40% ownership in Global Accident Facilities, LLC (“GAF”), a holding company for a managing general underwriting agency for non-subscriber occupational accident business; g) our 90% ownership in IPA Family, LLC (“IPA Family”), a consumer direct sales agency, and h) our 92% ownership in IPA Direct, LLC (“IPAD”), a consumer direct sales call center.

As used in this report, unless otherwise required by the context, AMIC and its subsidiaries are sometimes collectively referred to as the "Company" or "AMIC", or are implicit in the terms "we", "us" and "our". Risk Solutions, Specialty Benefits, HIO, IPAD and IPA Family are collectively referred to as “our Agencies”.

Since November 2002, AMIC has been affiliated with Independence Holding Company ("IHC"). In October 2013, IHC purchased 762,640 shares of AMIC stock for $10.00 per share in connection with a tender offer for such shares and, as a result, IHC and its subsidiaries further increased its ownership of AMIC to 90.0%. The senior management of IHC provides direction to the Company through a service agreement between the Company and IHC. IHC has also entered into reinsurance treaties through its wholly owned subsidiaries, Standard Security Life Insurance Company of New York (“Standard Security Life”) and Madison National Life Insurance Company, Inc. (“Madison National Life”), whereby the Company assumes reinsurance premiums from the following lines of business: medical stop-loss, New York State Disability Benefits Law ("DBL"), short-term medical, long-term disability (“LTD”) and group major medical.

(B)	Basis of Presentation

The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of AMIC and its consolidated subsidiaries. All intercompany transactions have been eliminated in consolidation. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect: (i) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements; and (ii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Change in Reporting Entity

AMIC was acquired in a series of transactions by IHC beginning in 2002 with a 19.9% equity investment and culminating in its current ownership of 90%. In March 2010, as a result of share purchases of AMIC in the open market, IHC increased its ownership of AMIC to over 50%. Management determined at this time that a change in control event occurred and, accordingly, IHC established a new basis for AMIC's assets and liabilities in IHC's consolidated financial statements based on the fair value of AMIC's identifiable assets and liabilities assumed at the time it increased its ownership to over 50%. However, because IHC acquired less than 80%, AMIC was not permitted to reflect the impact of its change in control in its separate financial statements. IHC then made a series of acquisitions of AMIC stock, and by January of 2013 IHC’s ownership had increased to over 80%. Although by this time, IHC acquired over 80% of AMIC’s shares, management elected not to reflect the impact of the change in control, so AMIC continued to account for its assets and liabilities at historical basis in its separate financial statements. During the second quarter of 2014, the Stock Agreement, dated as of July 30, 2002, that (among other things) placed certain restrictions on IHC’s ability to acquire additional shares of AMIC stock, was terminated and, pursuant to the applicable provisions of AMIC’s certificate of incorporation, AMIC’s Board of Directors granted approval for IHC and its subsidiaries, at any point in the future, to increase their aggregate ownership of AMIC’s outstanding shares of common stock without obtaining prior approval. Due to the lifting of these restrictions and requirements, management evaluated the preferability of accounting for the aforementioned change in control in its separate financial statements and concluded that the accounting change was preferable. Accordingly, AMIC elected to implement the change in control accounting and reflect IHC’s basis in the assets acquired and liabilities assumed in the Company’s separate financial statements. This change was initially implemented during the interim period ended June 30, 2014. As a result of the accounting change, those assets and liabilities as remeasured at their fair value as of the date of IHC’s acquisition of the Company have been “pushed down” to the financial statements of the Company beginning with January 1, 2013, the earliest date “push down” is permitted. “Push down” accounting results in reporting AMIC’s separate financial statements as if it were a new entity with a new basis of accounting. Due to our new basis of accounting, our financial statements include a black line denoting that our financial statements covering periods prior to the push down date of January 1, 2013 are not comparable to our financial statements as of and subsequent to this date. References to the “Predecessor” Company refer to reporting dates of the Company through December 31, 2012, reflecting results of operations and cash flows of the Company prior to the push down date on our historical accounting basis; subsequent thereto, the Company is referred to as the “Successor” Company, reflecting the impact of push down accounting and the results of operations and cash flows of the Company subsequent to the push down date.

The consolidated financial statements and financial information of AMIC reported prior to this Form 10-K are not directly comparable to the financial statements and financial information of AMIC included in this report as a result of the above-mentioned change in accounting principle. The differences relate to basis differences in goodwill, intangible assets and related amortization, other assets, other investments, non-controlling interests in subsidiaries, taxes and related tax provisions, net income, additional paid-in capital, retained earnings and total shareholders' equity. The impact of this adoption on AMIC's Consolidated Balance Sheets for the period ended December 31, 2013 and the Consolidated Statements of Income for the twelve months ended December 31, 2013 is presented below (in thousands, except per share data). The cumulative effect of this adoption on AMIC’s total shareholders’ equity at January 1, 2013, is a decrease of $14,668,000.

	December 31, 2013
	Previously	Adjusted for
	Reported	New Basis
Consolidated Balance Sheets

Net deferred tax asset	$11,248	$11,172
Goodwill	23,561	-
Intangible assets	2,336	11,408
Other assets	18,105	17,450
Total assets	168,394	153,174

Additional paid-in capital	479,481	79,694
Retained earnings (deficit)	(364,730)	16,970
Total AMIC stockholders’ equity	102,386	84,299
Non-controlling interest in subsidiaries	218	3,084
Total equity	102,604	87,383
Total liabilities and equity	$168,394	$153,174

	Twelve Months Ended
	December 31, 2013
	Previously	Adjusted for
	Reported	New Basis
Consolidated Statements of Income

Other income	$459	$463
Amortization and depreciation	981	1,836
Income before income tax	6,292	5,441
Provision for income taxes	1,874	1,576
Net income	4,418	3,865
Net income attributable to AMIC	3,435	2,882
Basic income per common share	.43	.36
Diluted income per common share	$.43	$.36

(C)	Other Intangibles

Intangible assets with indefinite lives, which consist of licenses, are not amortized but are evaluated for impairment in the aggregate at the end of the fourth quarter of each year, or more frequently if indicators arise. The Company's intangible assets with definite lives, consisting of broker/third party relationships and marketing agreements, are amortized over the expected life of the assets (see Note 2 of Notes to Consolidated Financial Statements).

(D)	Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents consist of cash and highly liquid securities with maturities of three months or less from date of purchase. Restricted cash primarily consists of funds held by Risk Solutions for the benefit of its insurers and reinsurers. These funds are restricted and are to be used to facilitate expeditious payment of approved claims. The funds are replenished by the insurers and reinsurers as claims are paid by Risk Solutions.

(E)	Short-Term Investments

Investments with original maturities of 91-days to 1 year are considered short-term investments and are carried at cost which approximates fair value.

(F)                 Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase

Securities purchased under agreements to resell ("resale agreements") and securities sold under agreements to repurchase ("repurchase agreements") are carried at the amounts at which the securities will be subsequently resold or repurchased as specified in the agreements.

(G)	Investment Securities

(i) Investments in fixed income securities, redeemable preferred stock equity securities and derivatives (options and options on future contracts) are accounted for as follows:

(a) Securities which are held for trading purposes are carried at estimated fair value ("fair value"). Changes in fair value are credited or charged, as appropriate, to net realized investment gains in the Consolidated Statements of Income.

(b) Securities not held for trading purposes which may or may not be held to maturity ("available-for-sale securities") are carried at fair value. Unrealized gains and losses deemed temporary are credited or charged, as appropriate, directly to accumulated other comprehensive income (a component of stockholders' equity). Premiums and discounts on debt securities purchased at other than par value are amortized and accreted, respectively, to interest income in the Consolidated Statements of Income, using the constant yield method over the period to maturity. Realized gains and losses on sales of available-for-sale securities are credited or charged, as appropriate, to net realized investment gains in the Consolidated Statements of Income.

(ii) Financial instruments sold, but not yet purchased, represent obligations to replace borrowed securities that have been sold. Such transactions occur in anticipation of declines in the fair value of the securities. The Company's risk is an increase in the fair value of the securities sold in excess of the consideration received, but that risk is mitigated as a result of relationships to certain securities owned. Unrealized gains or losses on open transactions are credited or charged, as appropriate, to net realized investment gains in the Consolidated Statements of Income. While the transaction is open, the Company will also incur an expense for any accrued dividends or interest payable to the lender of the securities. When the transaction is closed, the Company realizes a gain or loss in an amount equal to the difference between the price at which the securities were sold and the cost of replacing the borrowed securities. There were no such transactions outstanding at December 31, 2014 and 2013.

(iii) Gains or losses on sales of securities are determined on the basis of specific identification and are recorded in the Consolidated Statements of Income on the trade date.

(iv) Fair value is determined using quoted market prices when available. In some cases, we use quoted market prices for similar instruments in active markets and/or model-derived valuations where inputs are observable in active markets. When there are limited or inactive trading markets, we use industry-standard pricing methodologies, including discounted cash flow models, whose inputs are based on management assumptions and available current market information. Further, we retain independent pricing vendors to assist in valuing certain instruments, primarily all the securities in our portfolio classified in Level 2 or Level 3 in the Fair Value Hierarchy.

The Company periodically reviews and assesses the vendor’s qualifications and the design and appropriateness of its pricing methodologies. Management will on occasion challenge pricing information on certain individual securities and, through communications with the vendor, obtain information about the assumptions, inputs and methodologies used in pricing those securities, and corroborate it against documented pricing methodologies. Validation procedures are in place to determine completeness and accuracy of pricing information, including, but not limited to: (i) review of exception reports that (a) identify any zero or un-priced securities; (b) identify securities with no price change; and (c) identify securities with significant price changes; (ii) performance of trend analyses; (iii) periodic comparison of pricing to alternative pricing sources; and (iv) comparison of pricing changes to expectations based on rating changes, benchmarks or control groups. In certain circumstances, pricing is unavailable from the vendor and broker pricing information is used to determine fair value. In these instances, management will assess the quality of the data sources, the underlying assumptions and the reasonableness of the broker quotes based on the current market information available. To determine if an exception represents an error, management will often have to exercise judgment. Procedures to resolve an exception vary depending on the significance of the security and its related class, the frequency of the exception, the risk of material misstatement, and the availability of information for the security. These procedures include, but are not limited to; (i) a price challenge process with the vendor; (ii) pricing from a different vendor; (iii) a reasonableness review; (iv) a change in price based on better information, such as an actual market trade, among other things. Management considers all facts and relevant information obtained during the above procedures to determine the proper classification of each security in the Fair Value Hierarchy.

(v) The Company reviews its investment securities regularly and determines whether other-than-temporary impairments have occurred. The factors considered by management in its regular review include, but are not limited to: the length of time and extent to which the fair value has been less than cost; the Company's intent to sell, or be required to sell, the debt security before the anticipated recovery of its remaining amortized cost basis; the financial condition and near-term prospects of the issuer; adverse changes in ratings announced by one or more rating agencies; subordinated credit support; whether the issuer of a debt security has remained current on principal and interest payments; current expected cash flows; whether the decline in fair value appears to be issuer specific or, alternatively, a reflection of general market or industry conditions including the effect of changes in market interest rates. If the Company intends to sell a debt security, or it is more likely than not that it would be required to sell a debt security before the recovery of its amortized cost basis, the entire difference between the security's amortized cost basis and its fair value at the balance sheet date would be recognized by a charge to total other-than-temporary impairment losses in the Consolidated Statements of Income. If a decline in fair value of a debt security is judged by management to be other-than-temporary and; (i) the Company does not intend to sell the security; and (ii) it is not more likely than not that it will be required to sell the security prior to recovery of the security’s amortized cost, the Company assesses whether the present value of the cash flows to be collected from the security is less than its amortized cost basis. To the extent that the present value of the cash flows generated by a debt security is less than the amortized cost basis, a credit loss exists. For any such security, the impairment is bifurcated into (a) the amount of the total impairment related to the credit loss, and (b) the amount of the total impairment related to all other factors. The amount of the other-than-temporary impairment related to the credit loss is recognized by a charge to total other-than-temporary impairment losses in the Consolidated Statements of Income, establishing a new cost basis for the security. The amount of the other-than-temporary impairment related to all other factors is recognized in other comprehensive income in the Consolidated Balance Sheets. It is reasonably possible that further declines in estimated fair values of such investments, or changes in assumptions or estimates of anticipated recoveries and/or cash flows, may cause further other-than-temporary impairments in the near term, which could be significant.

In assessing corporate debt securities for other-than-temporary impairment, the Company evaluates the ability of the issuer to meet its debt obligations and the value of the company or specific collateral securing the debt position. For mortgage-backed securities where loan level data is not available, the Company uses a cash flow model based on the collateral characteristics. Assumptions about loss severity and defaults used in the model are primarily based on actual losses experienced and defaults in the collateral pool. Prepayment speeds, both actual and estimated, are also considered. The cash flows generated by the collateral securing these securities are then determined with these default, loss severity and prepayment assumptions. These collateral cash flows are then utilized, along with consideration for the issue’s position in the overall structure, to determine the cash flows associated with the mortgage-backed security held by the Company. In addition, the Company evaluates other asset-backed securities for other-than-temporary impairment by examining similar characteristics referenced above for mortgage-backed securities. The Company evaluates U.S. Treasury securities and obligations of U.S. Government corporations, U.S. Government agencies, and obligations of states and political subdivisions for other-than-temporary impairment by examining the terms and collateral of the security.

Equity securities may experience other-than-temporary impairment in the future based on the prospects for full recovery in value in a reasonable period of time and the Company’s ability and intent to hold the security to recovery. If a decline in fair value is judged by management to be other-than-temporary or management does not have the intent or ability to hold a security, a loss is recognized by a charge to total other-than-temporary impairment losses in the Consolidated Statements of Income for the difference between the carrying value and the fair value of the securities. For the purpose of other-than-temporary impairment evaluations, redeemable preferred stocks are evaluated in a manner similar to debt securities. Declines in the creditworthiness of the issuer of debt securities with both debt and equity-like features are evaluated using the equity model in consideration of other-than-temporary impairment.

Subsequent increases and decreases, if not an other-than-temporary impairment, in the fair value of available-for-sale securities that were previously impaired, are included in other comprehensive income in the Consolidated Balance Sheet.

(H)	Fixed Assets

Fixed assets are stated at cost net of accumulated depreciation. Improvements are capitalized, while repair and maintenance costs are charged to operations as incurred. Depreciation of property and equipment has been provided on the straight-line method over the estimated useful lives of the respective assets (3 years for computer equipment and 7 years for furniture and fixtures). Amortization of leasehold improvements has been provided on the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

(I)	Premium, Fee, and Agency Income Revenue Recognition

Direct and assumed premiums from short-duration contracts are recognized as revenue over the period of the contracts in proportion to the amount of insurance protection provided. The Company records fee income as policy premium payments are earned. Risk Solutions is compensated in two ways. It earns fee income based on the volume of business produced, and collects profit-sharing commissions if such business exceeds certain profitability benchmarks. Profit-sharing commissions are accounted for beginning in the period in which the Company believes they are reasonably estimable, which is typically at the point that claims have developed to a level where recent claim development history (“Claim Development Patterns”) can be applied to generate reasonably reliable estimates of ultimate claim levels. Profit-sharing commissions are a function of Risk Solutions attaining certain profitability thresholds and could greatly vary from quarter to quarter. Agency income consists of commissions, fees and lead revenue earned by our Agencies.

Fee and Agency income consisted of the following (in thousands):

	Successor		Predecessor
	Year Ended		Year Ended
	December 31,		December 31,
	2014	2013	2012

Agency income	$14,995	$13,986	$8,775
Fee income–administration	11,655	7,881	5,480
Fee income– profit commissions	1,268	554	1,186

	$27,918	$22,421	$15,441

(J)	Policy Benefits and Claims

The Company maintains loss reserves to cover its estimated liability for unpaid losses and loss adjustment expenses, where material, including legal and other fees and a portion of the Company's general expenses, for reported and unreported claims incurred as of the end of each accounting period. These loss reserves are based on actuarial assumptions and are maintained at levels that are in accordance with U.S. generally accepted accounting principles. Many factors could affect these reserves, including economic and social conditions, frequency and severity of claims, medical trend resulting from the influences of underlying cost inflation, changes in utilization and demand for medical services, and changes in doctrines of legal liability and damage awards in litigation. Therefore, the Company's reserves are necessarily based on estimates, assumptions and analysis of historical experience. The Company's results depend upon the variation between actual claims experience and the assumptions used in determining reserves and pricing products. Reserve assumptions and estimates require significant judgment and, therefore, are inherently uncertain. The Company cannot determine with precision the ultimate amounts that will be paid for actual claims or the timing of those payments. The Company's estimate of loss represents management's best estimate of the Company's liability at the balance sheet date.

All of the Company’s contracts are short-duration and are accounted for based on actuarial estimates of the amount of loss inherent in that period’s claims, including losses incurred for claims that have not been reported (“IBNR”). Short-duration contract loss estimates rely on actuarial observations of ultimate loss experience for similar historical events.

Medical Stop-Loss

Liabilities for policy benefits and claims on medical stop-loss coverages are computed using completion factors and expected Net Loss Ratios derived from actual historical premium and claim data. Reserves for medical stop-loss insurance are more volatile in nature than those for fully insured medical insurance. This is primarily due to the excess nature of medical stop-loss, with very high deductibles applying to specific claims on any individual claimant and in the aggregate for a given group. The level of these deductibles makes it more difficult to predict the amount and payment pattern of such claims. Furthermore, these excess claims are highly sensitive to changes in factors such as medical trend, provider contracts and medical treatment protocols, adding to the difficulty in predicting claim values and estimating reserves. Also, because medical stop-loss is in excess of an underlying benefit plan, there is an additional layer of claim reporting and processing that can affect claim payment patterns. Finally, changes in the distribution of business by effective month can affect reserve estimates due to the timing of claim occurrences and the time required to accumulate claims against the stop-loss deductible.

The two “primary” or “key” assumptions underlying the calculation of loss reserves for medical stop-loss business are (i) projected net loss ratio, and (ii) claim development patterns. The projected net loss ratio is set at expected levels consistent with the underlying assumptions (“Projected Net Loss Ratio”). Claim development patterns are set quarterly as reserve estimates are developed and are based on Claim Development Patterns. The Company uses the Projected Net Loss Ratio to establish reserves until developing losses provide a better indication of ultimate results and it is feasible to set reserves based on Claim Development Patterns. The Company has concluded that a reasonably likely change in the Projected Net Loss Ratio assumption could have a material effect on the Company’s financial condition, results of operations, or liquidity (“Material Effect”) but a reasonably likely change in the Claim Development Pattern would not have a Material Effect.

Projected Net Loss Ratio

Generally, during the first twelve months of an underwriting year, reserves for medical stop-loss are first set at the Projected Net Loss Ratio, which is set using assumptions developed using completed prior experience trended forward. The Projected Net Loss Ratio is the Company’s best estimate of future performance until such time as developing losses provide a better indication of ultimate results.

Major factors that affect the Projected Net Loss Ratio assumption in reserving for medical stop-loss relate to: (i) frequency and severity of claims; (ii) changes in medical trend resulting from the influences of underlying cost inflation, changes in utilization and demand for medical services, the impact of new medical technology and changes in medical treatment protocols; and (iii) the adherence by the MGUs that produce and administer this business to the Company’s underwriting guidelines.

Claim Development Patterns

Subsequent to the first twelve months of an underwriting year, the Company’s developing losses provide a better indication of ultimate losses. At this point, claims have developed to a level where Claim Development Patterns can be applied to generate reasonably reliable estimates of ultimate claim levels. Development factors based on historical patterns are applied to paid and reported claims to estimate fully developed claims. Claim Development Patterns are reviewed quarterly as reserve estimates are developed and are based on recent claim development history. The Company must determine whether changes in development represent true indications of emerging experience or are simply due to random claim fluctuations.

The Company also establishes its best estimates of claim development factors to be applied to more developed treaty year experience. While these factors are based on historical Claim Development Patterns, actual claim development may vary from these estimates.

Predicting ultimate claims and estimating reserves in medical stop-loss is more complex than first dollar medical and disability business due to the “excess of loss” nature of these products with very high deductibles applying to specific claims on any individual claimant and in the aggregate for a given group. The level of these deductibles makes it more difficult to predict the amount and payment pattern of such claims. Fluctuations in results for specific coverage are primarily due to the severity and frequency of individual claims, whereas fluctuations in aggregate coverage are largely attributable to frequency of underlying claims rather than severity.

Due to the short-term nature of medical stop-loss, redundancies or deficiencies will typically emerge during the course of the following year rather than over a number of years. For employer stop-loss, as noted above, the Company typically maintains its reserves based on underlying assumptions until it determines that an adjustment is appropriate based on emerging experience from its block of business for prior underwriting years. Reserves for HMO reinsurance are adjusted on a policy by policy basis. Because of the small number of HMO reinsurance policies it writes or reinsures, the Company is able to evaluate each policy individually for potential liability by reviewing open claims with each HMO and applying completion factors using historical data.

Fully Insured Health

Liabilities for policy benefits and claims for fully insured medical business are established to provide for the liability for incurred but not paid claims. Reserves are calculated using standard actuarial methods and practices. Historical paid claim patterns are reviewed and estimated development factors are applied to immature incurred months to calculate these reserves. The primary assumption in the determination of fully insured reserves is that historical claim development patterns are representative of future claim development patterns. Factors which may affect this assumption include changes in claim payment processing times and procedures, changes in time delay in submission of claims and the incidence of unusually large claims. Liabilities for fully insured medical reserves and disability coverages are computed using completion factors and expected Net Loss Ratios derived from actual historical premium and claim data. The reserving analysis includes a review of claim processing statistical measures and large claim early notifications; the potential impacts of any changes in these factors are not material. The delay in submission of claims tends to be stable over time and not subject to significant volatility.

While these calculations are based on standard methodologies, they are estimates based on historical patterns.  To the extent that actual claim payment patterns differ from historical patterns, such estimated reserves may be redundant or inadequate. The effects of such deviations are evaluated by considering claim backlog statistics and reviewing the reasonableness of projected claim ratios.  Other factors which may affect the accuracy of reserve estimates include the proportion of large claims which may take longer to adjudicate, changes in billing patterns by providers and changes in claim management practices such as hospital bill audits.

Liabilities for policy benefits and claims on short-term medical and disability coverages are computed using claim development patterns and projected loss ratios derived from actual historical premium and claim data.

Management believes that the Company's methods of estimating the liabilities for policy benefits and claims provided appropriate levels of reserves at December 31, 2014 and December 31, 2013. Changes in the Company's reserve estimates are recorded through a charge or credit to its earnings in the period in which they arise.

(K)	Reinsurance

Amounts recoverable or paid for under reinsurance contracts are included in total assets or total liabilities as due from reinsurers or due to reinsurers. In 2014 and 2013, Independence American derived a significant amount of its business from pro rata quota share reinsurance treaties with Standard Security Life and Madison National Life, which are wholly owned subsidiaries of IHC.

(L)	Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax basis, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets when it is more likely than not that the deferred tax asset will not be realized (see Note 11 of Notes to Consolidated Financial Statements). A liability for uncertain tax positions is recorded when it is more likely than not that a tax position will not be sustained upon examination by taxing authorities.

(M)	Income Per Common Share

Basic income per common share is computed using the weighted average number of common stock shares outstanding during the period. Diluted income per common share is computed using the weighted average number of common stock shares and common stock equivalent shares outstanding during the period. Common stock equivalents consist of stock options and restricted stock (using the "treasury stock" method). Common stock equivalent shares are excluded from the computation if the effect is anti-dilutive. As a result of the anti-dilutive effect, common stock equivalent shares have been excluded from the computation of diluted earnings per share for periods presented with a net loss. Included in the diluted earnings per share calculation for year ended December 31, 2014 are approximately 26,000 shares from the assumed exercise of options using the treasury stock method. Included in the diluted earnings per share calculation for year ended December 31, 2013 are approximately 8,000 shares from the assumed exercise of options using the treasury stock method. Net income does not change as a result of the assumed dilution.

(N)	Recent Accounting Pronouncements

Recently Adopted Accounting Standards

In July 2013, the Financial Accounting Standards Board (“FASB”), issued guidance for the presentation of unrecognized tax benefits to better reflect the manner in which an entity would settle, at the reporting date, any additional income taxes that would result from the disallowance of a tax position when net operating loss carryforwards, similar tax losses, or tax credit carryforwards exist. The adoption of this guidance, effective January 1, 2014, did not have an effect on the Company’s consolidated financial statements.

In July 2011, the FASB issued guidance specifying that the liability for the fees paid to the Federal Government by health insurers as a result of recent healthcare reform legislation should be estimated and recorded in full once the entity provides qualifying health insurance in the applicable calendar year in which the fee is payable with a corresponding deferred cost that is amortized to expense using a straight-line method of allocation unless another method better allocates the fee over the calendar year that it is payable. The amendments in this Update became effective January 1, 2014. The liability for the mandated fees payable to the Federal Government is immaterial for the Company.

Recently Issued Accounting Standards Not Yet Adopted

In February 2015, the FASB issued guidance that modifies the evaluation of whether limited partnerships and similar legal entities are variable interest entities or voting interest entities for the purpose of consolidation. For public entities, this guidance is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. Early adoption is permitted. Management has not yet determined the impact that the adoption of this guidance will have on the Company’s consolidated financial statements.

In June 2014, the FASB issued explicit guidance for entities that grant their employees share-based payments in which the terms of the award include a performance target that affects vesting and could be achieved after the requisite service period. This guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Earlier adoption is permitted. The guidance may be applied either prospectively to all awards granted or modified after the effective date or retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2014, the FASB issued revenue recognition guidance for entities that either enter into contracts with customers to transfer goods or services or enter into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards such as insurance contracts or lease contracts. The amendment provides specific steps that an entity should apply in order to achieve its main objective which is recognizing revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. For public entities, this guidance is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, and requires one of two specified retrospective methods of application. Early application is prohibited. Management has not yet determined the impact that the adoption of this guidance will have on the Company’s consolidated financial statements.

In April 2014, the FASB issued guidance: (i) improving the definition of discontinued operations by limiting the reporting of discontinued operations to disposals of components that represent strategic shifts that have (or will have) a major effect on an entity’s operations and financial results; and (ii) requiring expanded disclosures for discontinued operations. Public entities are required to apply this guidance to: (i) all disposals (or classifications as held for sale) of components of the entity that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years; and (ii) to all businesses that, on acquisition, are classified as held for sale that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. Early adoption is permitted, but only for disposals (or classifications as held for sale) that have not been reported in previously issued financial statements. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.

(O)	Segment Reporting

The Company manages and reports the business as a single segment in accordance with FASB guidance, which views certain qualitative and quantitative criteria for determining whether different lines of business should be aggregated for financial reporting purposes. FASB guidance requires the use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure or any other manner in which management disaggregates a company.

The Company is managed with a focus on its overall insurance and reinsurance capabilities as opposed to any one line of business. Our Chief Executive Officer, who is our chief decision maker, evaluates financial information for our business as a single segment in allocating resources and assessing performance. The integrated nature of our insurance lines of business with our Agencies is sufficiently commingled to permit their aggregation as a single reporting segment.

2.	Intangible Assets

Intangible assets at December 31, 2014 and 2013 consist of the following (in thousands):

	December 31, 2014			December 31, 2013
	Definitive	Indefinite		Definitive	Indefinite
	Lives (a)	Lives	Total	Lives	Lives	Total
Gross Carrying Value
Balance beginning of period	$7,442	$7,500	$14,942	$7,625	$7,500	$15,125
Adjustment for contingent payment	-	-	-	(183)	-	(183)
Balance end of period	7,442	7,500	14,942	7,442	7,500	14,942

Accumulated Amortization
Balance beginning of period	(3,534)	-	(3,534)	(1,792)	-	(1,792)
Amortization expense	(1,493)	-	(1,493)	(1,742)	-	(1,742)
Balance end of period	(5,027)	-	(5,027)	(3,534)	-	(3,534)

Net intangible assets	$2,415	$7,500	$9,915	$3,908	$7,500	$11,408

Weighted average remaining life in years			2.76			4.23

Expected amortization expense for the next five years is as follows (in thousands):

Year Ending
December 31,
2015	$843
2016	614
2017	434
2018	289
2019	203
2020 and thereafter	32

In July 2012, AMIC acquired the assets and renewal contract rights of a MGU of medical stop-loss business for an aggregate purchase price of $1,825,000. The purchase price consisted of $1,300,000 in cash and $525,000 in contingent consideration which was expected to be paid in early 2013 based on expected growth in the acquired block of business. AMIC recorded other intangible assets representing broker relationships, which will be amortized over a weighted average period of 7.0 years. In accordance with the terms of the agreement, the fair value of the contingent liability was re-measured in the first quarter of 2013 resulting in a cash payment of $342,000 and a $183,000 decrease in the related intangible asset.

In November 2012, AMIC entered into a consulting agreement to continue writing certain medical stop-loss business for an aggregate fee of $1,100,000. The fee consisted of $500,000 in cash and $600,000 in contingent consideration expected to be paid in 2013 and 2014 based on the expected block of business. AMIC recorded other intangible assets representing broker relationships, which will be amortized over a weighted average period of 7.0 years. In accordance with the terms of the agreement, $300,000 of the contingent consideration was paid in the fourth quarter of 2013, and the remaining $300,000 was paid in the fourth quarter of 2014.

3.	Securities Purchased Under Agreements to Resell

Securities purchased under agreements to resell are utilized to invest excess funds on a short-term basis. At December 31, 2014, the Company had $3,143,000 invested in resale agreements, all of which settled on January 2, 2015 and were subsequently reinvested. The Company maintains control of securities purchased under resale agreements, values the collateral on a daily basis and obtains additional collateral, if necessary, to protect the Company in the event of default by the counterparties.

4.	Investments

The cost (amortized cost with respect to certain fixed maturities), gross unrealized gains, gross unrealized losses and fair value of long-term investment securities are as follows (in thousands):

	DECEMBER 31, 2014
		GROSS	GROSS
	AMORTIZED	UNREALIZED	UNREALIZED	FAIR
	COST	GAINS	LOSSES	VALUE

FIXED MATURITIES
AVAILABLE-FOR-SALE:

Corporate securities	$29,905	$90	$(438)	$29,557
Foreign government	6,616	34	(101)	6,549
Collateralized mortgage obligations (CMO) – residential	851	4	(2)	853
CMO – commercial	390	-	(9)	381
States, municipalities and political subdivisions	27,631	260	(212)	27,679
U.S. government	6,674	49	-	6,723
Government sponsored enterprise (GSE)	1,400	23	(7)	1,416
Agency mortgage backed pass through securities (MBS)	65	4	-	69
Redeemable preferred stocks	273	108	-	381
Total fixed maturities	$73,805	$572	$(769)	$73,608

EQUITY SECURITIES
AVAILABLE-FOR-SALE:

Nonredeemable preferred stocks	970	43	-	1,013
Total available-for-sale equity securities	$970	$43	$-	$1,013

	DECEMBER 31, 2013
		GROSS	GROSS
	AMORTIZED	UNREALIZED	UNREALIZED	FAIR
	COST	GAINS	LOSSES	VALUE

FIXED MATURITIES
AVAILABLE-FOR-SALE:

Corporate securities	$35,788	$140	$(1,361)	$34,567
Foreign government	2,665	20	(166)	2,519
CMO - residential	1,147	8	(3)	1,152
CMO – commercial	390	-	(153)	237
States, municipalities and political subdivisions	22,921	163	(1,001)	22,083
U.S. government	6,698	118	(5)	6,811
GSE	430	4	(12)	422
MBS	79	4	-	83
Redeemable preferred stocks	273	74	-	348
Total fixed maturities	$70,392	$531	$(2,701)	$68,222

EQUITY SECURITIES
AVAILABLE-FOR-SALE
Nonredeemable preferred stocks	970	24	(6)	988
Total available-for-sale equity securities	$970	$24	$(6)	$988

Government-sponsored enterprise mortgage-backed securities consist of Federal Home Loan Mortgage Corporation and Federal National Mortgage Association securities.

The amortized cost and fair value of fixed maturities at December 31, 2014, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. CMOs and MBSs are shown separately, as they are not due at a single maturity.

	AMORTIZED	FAIR
	COST	VALUE
	(in thousands)

Due in one year or less	$-	$-
Due after one year through five years	23,829	23,747
Due after five years through ten years	24,776	24,694
Due after ten years	23,500	23,476
CMOs and MBSs	1,700	1,691

	$73,805	$73,608

The following tables summarize, for all securities in an unrealized loss position at December 31, 2014 and December 31, 2013, the aggregate fair value and gross unrealized loss by length of time, those securities that have continuously been in an unrealized loss position (in thousands):

	December 31, 2014
	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Losses	Value	Losses

Corporate securities	$6,101	$83	$14,087	$355	$20,188	$438
Foreign government	4,550	40	1,355	61	5,905	101
CMO – residential	-	-	566	2	566	2
CMO – commercial	-	-	381	9	381	9
GSE	-	-	351	7	351	7
States, municipalities and political subdivisions	3,691	61	6,448	151	10,139	212
Total temporarily impaired securities	$14,342	$184	$23,188	$585	$37,530	$769

Number of securities in an unrealized loss position	11		22		33

	December 31, 2013
	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Losses	Value	Losses

Corporate securities	$22,800	$879	$5,562	$482	$28,362	$1,361
Foreign government	-	-	1,279	166	1,279	166
CMO – residential	742	3	-	-	742	3
CMO – commercial	-	-	237	153	237	153
U.S. Government	493	5	-	-	493	5
GSE	366	12	-	-	366	12
States, municipalities and political subdivisions	14,962	895	2,265	106	17,227	1,001
Nonredeemable preferred stocks	393	6	-	-	393	6
Total temporarily impaired securities	$39,756	$1,800	$9,343	$907	$49,099	$2,707

Number of securities in an unrealized loss position	31		9		40

Substantially all of the unrealized losses on fixed maturities at December 31, 2014 and December 31, 2013 were attributable to changes in market interest rates. Because the Company does not intend to sell, nor is it more likely than not that the Company will have to sell, such investments before recovery of their amortized cost bases, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2014.

The following table summarizes the Company’s net investment income for the years indicated (in thousands):

	Successor		Predecessor
	Year Ended		Year Ended
	December 31,		December 31,
	2014	2013	2012

Fixed maturities	$2,153	$2,017	$1,848
Equity securities	110	120	256
Short-term investments	3	4	6
Other	(64)	(37)	16

Net investment income	$2,202	$2,104	$2,126

The following table summarizes the Company’s net realized investment gains (losses) for the years indicated (in thousands):

	Successor		Predecessor
	Year Ended		Year Ended
	December 31,		December 31,
	2014	2013	2012

Available-for-sale securities:
Fixed maturities	$874	$834	$579
Preferred stock	-	23	(4)
Total available-for-sale securities	874	857	575

Trading securities	76	214	9

Unrealized gain (loss) on trading securities:
Available-for-sale securities transferred to trading category	-	-	20
Change in unrealized gain on trading securities	17	11	(1)
Total unrealized gain on trading securities	17	11	19

Net realized investment gains	$967	$1,082	$603

For the years ended December 31, 2014, 2013 and 2012, proceeds from sales of available-for-sale securities were $43,800,000, $38,691,000 and $29,833,000, respectively, and the Company realized gross gains of $1,245,000, $1,377,000 and $937,000, respectively, and gross losses of $295,000, $306,000 and $353,000, respectively, on those sales.

In January 2012, the Company transferred equity securities previously classified as available-for-sale into the trading category and, as a result, recognized $42,000 of gross gains and $22,000 of gross losses in net realized investment gains on the accompanying Consolidated Statements of Income. These gains and losses were previously included in accumulated other comprehensive income.

We recognize an other-than-temporary impairment loss in earnings in the period that we determine: 1) we intend to sell the security; 2) it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis; or 3) the security has a credit loss. Any non-credit portion of the other-than-temporary impairment loss is recognized in other comprehensive income. For the years ended December 31, 2014, 2013 and 2012, other-than-temporary impairments recognized in earnings of $0, $0 and $189,000, respectively, represent credit losses on fixed maturities as a result of the expected cash flows of certain securities being less than the securities’ amortized cost.

Cumulative credit losses for other-than-temporary impairments recorded on securities for which a portion of an other-than-temporary impairment was recognized in other comprehensive income were as follows (in thousands):

	Successor		Predecessor
	Year Ended		Year Ended
	December 31,		December 31,
	2014	2013	2012

Balance at beginning of period	$288	$288	$145
Securities sold	-	-	(46)
Credit portion of other-than-temporary
impairment losses recognized during period	-	-	189

Balance at end of period	$288	$288	$288

5.	Fair Value Measurements

For all financial and non-financial instruments accounted for at fair value on a recurring basis, the Company utilizes valuation techniques based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market expectations. These two types of inputs create the following fair value hierarchy:

Level 1 –	Quoted prices for identical instruments in active markets.

Level 2 –	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 –	Instruments where significant value drivers are unobservable.

The following section describes the valuation methodologies we use to measure different financial instruments at fair value.

Investments in fixed maturities and equity securities

Available-for-sale securities included in Level 1 are equity securities with quoted market prices. Level 2 is primarily comprised of our portfolio of corporate fixed income securities, government agency mortgage-backed securities, government sponsored enterprises, certain CMO securities, municipals and certain preferred stocks that were priced with observable market inputs. Level 3 securities consist of one CMO security backed by commercial mortgages. For these securities, we use industry-standard pricing methodologies, including discounted cash flow models, whose inputs are based on management’s assumptions and available market information. Significant unobservable inputs used in the fair value measurement of CMO’s are prepayment rates, probability of default, and loss severity in the event of default. Significant increases (decreases) in any of those inputs in isolation would result in a significantly lower (higher) fair value measurement. Generally, a change in the assumption used for the probability of default is accompanied by a directionally similar change in the assumption used for loss severity and a directionally opposite change in the assumption used for prepayment rates. Further we retain independent pricing vendors to assist in valuing certain instruments.

Trading securities

Trading securities included in Level 1 are equity securities with quoted market prices.

The following tables present our financial assets measured at fair value on a recurring basis at December 31, 2014 and 2013, respectively (in thousands):

	December 31, 2014
	Level 1	Level 2	Level 3	Total

FINANCIAL ASSETS:
Fixed maturities available-for-sale:
Corporate securities	$-	$29,557	$-	$29,557
Foreign government	-	6,549	-	6,549
CMO - residential	-	853	-	853
CMO – commercial	-	-	381	381
States, municipalities and political subdivisions	-	27,679	-	27,679
U.S. government	-	6,723	-	6,723
GSE	-	1,416	-	1,416
MBS - residential	-	69	-	69
Redeemable preferred stocks	381	-	-	381
Total fixed maturities	381	72,846	381	73,608

Equity securities available-for-sale:
Nonredeemable preferred stocks	1,013	-	-	1,013
Total equity securities	1,013	-	-	1,013

Trading securities:
Common Stock	1,138	-	-	1,138
Total trading securities	1,138	-	-	1,138

Total financial assets	$2,532	$72,846	$381	$75,759

	December 31, 2013
	Level 1	Level 2	Level 3	Total

FINANCIAL ASSETS:
Fixed maturities available-for-sale:
Corporate securities	$-	$34,567	$-	$34,567
Foreign government	-	2,519	-	2,519
CMO - residential	-	1,152	-	1,152
CMO – commercial	-	-	237	237
States, municipalities and political subdivisions	-	22,083	-	22,083
U.S. government	-	6,811	-	6,811
GSE	-	422	-	422
MBS - residential	-	83	-	83
Redeemable preferred stocks	348	-	-	348
Total fixed maturities	348	67,637	237	68,222

Equity securities available-for-sale:
Nonredeemable preferred stocks	988	-	-	988
Total equity securities	988	-	-	988

Trading securities:
Common Stock	859	-	-	859
Total trading securities	859	-	-	859

Total financial assets	$2,195	$67,637	$237	$70,069

It is the Company’s policy to recognize transfers of assets and liabilities between levels of the fair value hierarchy at the end of a reporting period. For the year ending December 31, 2014, there were no transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy. No securities were transferred out of the Level 2 and into the Level 3 category as a result of limited or inactive markets during 2014. The Company does not transfer out of Level 3 and into Level 2 until such time as observable inputs become available and reliable or the range of available independent prices narrow. No securities were transferred out of the Level 3 category during 2014 and 2013. The changes in the carrying value of Level 3 assets and liabilities for the years ended December 31, 2014 and 2013 are summarized as follows (in thousands):

	CMOs
	Residential	Commercial	Total

Balance, December 31, 2012	$408	$228	$636

Repayments of fixed maturities	(9)	-	(9)
Net realized investment gains	225	-	225
Sales of securities	(415)	-	(415)
Net unrealized gain (loss) included in accumulated other comprehensive loss	(209)	9	(200)

Balance, December 31, 2013	$-	$237	$237

Net unrealized gain (loss) included in accumulated other comprehensive loss	-	144	144

Balance, December 31, 2014	$-	$381	$381

6.	Fixed Assets

Fixed assets, which are included in other assets, consist of the following (in thousands):

	As of December 31,
	2014	2013

Furniture and fixtures	$427	$378
Leasehold improvements	122	68
Equipment	1,092	1,172
Total	1,641	1,618
Less: allowance for depreciation	(859)	(1,047)
Fixed assets, net	$782	$571

7.	Other Investments

At December 31, 2014 and December 31, 2013, the Company had an equity investment in Majestic with a carrying value of $168,000 and $89,000, respectively. For years 2014, 2013 and 2012, the Company recorded $79,000, $(20,000) and $57,000, respectively, for its share of income (loss) from its investment in other income in the Consolidated Statements of Income.

In November 2012, the Company invested $500,000 in exchange for a 3.75% interest in Pets Best Insurance Services, LLC (“Pets Best”), a third party administrator for pet insurance. This investment is carried at cost.

On December 31, 2012, the Company invested $1,250,000 in exchange for a 40% interest in Global Accident Facilities, LLC (“GAF”). GAF acquired Accident Insurance Services, Morgan Financial, Caprock Claim Management and Medical Pricing Strategies, jointly referred to as AIS. AIS produces and administers occupational accident and related coverages sold to Texas non-subscribers to workers compensation. At December 31, 2014 and December 31, 2013, the Company had an equity investment in GAF with a carrying value of $1,815,000 and $1,720,000, respectively. For the years ended 2014 and 2013, the Company recorded $95,000 and $470,000, respectively, for its share of income from its investment in other income in the Consolidated Statements of Income.

8.	Commitments and Contingencies

Fixed maturities with a carrying value of $6,156,000 are on deposit with various state insurance departments at December 31, 2014.

The Company has operating leases for office space and certain other office equipment. These operating leases provide for minimum rents and generally include options to renew for additional periods.

The approximate minimum annual rental payments under operating leases that have remaining non-cancelable lease terms in excess of one year at December 31, 2014 are as follows (in thousands):

Year Ending	Net Operating
December 31,	Leases
2015	$552
2016	447
2017	234
2018	195
2019	115
2020 and thereafter	29
Total	$1,572

The Company's net rent expense for years 2014, 2013, and 2012 were $730,000, $403,000, and $276,000, respectively.

Legal Proceedings

The Company is involved in legal proceedings and claims that arise in the ordinary course of its businesses. The Company has established reserves that it believes are sufficient given information presently available relating to its outstanding legal proceedings and claims. The Company does not anticipate that the result of any pending legal proceeding or claim will have a material adverse effect on its financial condition or cash flows, although there could be such an effect on its results of operations for any particular period.

9.	Share-Based Compensation

2009 Stock Incentive Plan ("2009 Plan")

Effective July 1, 2009, the Company implemented the 2009 Plan, which the Company's stockholders approved on June 19, 2009. The 2009 Plan was preceded by the 1998 Stock Incentive Plan (“1998 Plan”), which expired by its terms on October 7, 2008. The 2009 Plan provided for the grants of non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, performance shares, and other awards to officers, employee and other individuals. Under the terms of the 2009 Plan, stock options have a maximum term of ten years from the date of grant, and have various vesting criteria depending on the grant with most grants vesting ratably over four years. At December 31, 2014, stock options for 166,616 shares of common stock were outstanding, stock options for 148,837 shares of common stock were vested, and 6,490,553 shares of common stock that had not been issued remained available for future stock options grants and other awards. Awards made under the 1998 Plan prior to its expiration are still in effect.

Total share-based compensation expense was $52,000, $42,000 and $33,000 for the twelve months ended December 31, 2014, 2013 and 2012, respectively. Related tax benefits of $18,000, $15,000 and $11,000 were recognized for the twelve months ended December 31, 2014, 2013 and 2012, respectively.

Stock Options

The Company’s stock option activity for the year ended December 31, 2014 was as follows:

	No. of	Weighted
	Shares	Average
	Under	Exercise
	Option	Price

Balance, December 31, 2013	222,285	$11.46

Expired	(62,336)	14.58
Exercised	(6,667)	4.87
Granted	13,334	10.80

Balance, December 31, 2014	166,616	$10.50

During 2014, AMIC received $33,000 in cash from the exercise of stock options with an aggregate intrinsic value of $38,000. No options were exercised during the years ended December 31, 2013 or 2012.

Compensation expense was $52,000, $42,000, and $33,000 for the twelve months ended December 31, 2014, 2013, and 2012, respectively. As of December 31, 2014, there was approximately $83,000 of total unrecognized compensation expense related to non-vested options which will be recognized over the remaining requisite service periods.

The following table summarizes information regarding outstanding and exercisable options as of December 31, 2014:

	Outstanding	Exercisable

Number of options	166,616	148,837
Weighted average exercise price per share	$10.50	$10.64
Aggregate intrinsic value of options	$217,168	$195,501
Weighted average contractual term remaining	3.18 years	2.48 years

The fair value of an option award is estimated on the date of grant using the Black-Scholes option valuation model. The weighted average grant-date fair-value of options granted during the twelve months ended December 31, 2014, 2013 and 2012 was $5.70, $4.04 and $0 per share, respectively. The assumptions set forth in the table below were used to value the stock options granted during the twelve months ended December 31, 2014 and 2013. No options were granted in 2012.

	December 31,
	2014	2013

Weighted-average risk-free interest rate	2.72%	2.30%
Annual dividend rate per share	$-	$-
Weighted-average volatility factor of the Company's common stock	38.27	45.00
Weighted-average expected term of options	5 years	5 years

10.	Related Party Transactions

Independence American derives a significant amount of its business from pro rata quota share reinsurance treaties with Standard Security Life and Madison National Life, which are wholly owned subsidiaries of IHC. These treaties, which were to terminate on December 31, 2014, have been amended to extend the termination date to December 31, 2019. Standard Security Life and Madison National Life must cede at least 15% of their medical stop-loss business to Independence American under these treaties. Additionally, Standard Security Life and Madison National Life have received regulatory approval to cede up to 50% to Independence American under most of IHC’s medical stop-loss programs. For the twelve months ended December 31, 2014 and 2013, Standard Security Life and Madison National Life ceded an average of approximately 27% and 26%, respectively, of their medical stop-loss business to Independence American. Commencing in July 2004, Independence American began reinsuring 20% of Standard Security Life’s DBL business. Independence American assumed 8% of certain of IHC’s international health and LTD business. Standard Security Life and Madison National Life ceded approximately 10% and 12% of the majority of its fully insured health business to Independence American in 2014 and 2013, respectively.

Independence American assumes premiums from IHC subsidiaries, and records related insurance income, expenses, assets and liabilities. Independence American pays administrative fees and commissions to subsidiaries of IHC in connection with fully insured health and medical stop-loss business written and assumed by Independence American. Additionally, Risk Solutions markets, underwrites and provides administrative services, and also provides medical management and claims adjudication, for a substantial portion of the medical stop-loss business written by the insurance subsidiaries of IHC. Risk Solutions records related income, assets and liabilities in connection with that business. Such related-party information is disclosed on the Consolidated Balance Sheets and Consolidated Statements of Income. The Company also contracts for several types of insurance coverage (e.g. directors and officers and professional liability coverage) jointly with IHC. The cost of this coverage is split proportionally between the Company and IHC according to the type of risk and the Company’s portion is recorded in Selling, General and Administrative Expenses.

IHC provides the Company with pro rata quota share reinsurance on business written by Independence American. Independence American cedes a certain percentage of its direct stop-loss business sold through Risk Solutions to Madison National Life. Independence American incurs an administration expense on its retained share of major medical for individual and families business that is paid to IHC Health Solutions, a subsidiary of IHC.

The Company and its subsidiaries incurred expense of $891,000 and $921,000 for the twelve months ended December 31, 2014 and 2013, respectively, from service agreements with IHC and its subsidiaries. These payments reimburse IHC and its subsidiaries, at agreed upon rates including an overhead factor, for management services provided to the Company and its subsidiaries, including accounting, legal, compliance, underwriting, and claims.

11.	Income Taxes

Effective January 15, 2013, the Company has been included in the consolidated Federal income tax returns of IHC on a June 30 fiscal year as a result of the increase in IHC’s ownership interest in AMIC to over 80%. Accordingly, the Company changed from a September 30 fiscal tax year to a June 30 fiscal tax year in 2013. The provision for income taxes for the periods ended December 31, 2014, 2013 and 2012 are as follows (in thousands):

	Successor		Predecessor
	Year Ended		Year Ended
	December 31,		December 31,
	2014	2013	2012
CURRENT:

U.S. Federal	$38	$70	$61
State and local	(11)	25	14
	27	95	75

DEFERRED:
U.S. Federal	(853)	1,477	(4,032)
State and local	24	4	67
	(829)	1,481	(3,965)

	$(802)	$1,576	$(3,890)

Taxes computed at the federal statutory rate of 35% for the years ended December 31, 2014, 2013 and 2012 are reconciled to the Company's actual income tax expense as follows (in thousands):

	Successor		Predecessor
	Year Ended		Year Ended
	December 31,		December 31,
	2014	2013	2012

Tax computed at the statutory rate	$1,557	$1,560	$1,996
Dividends received deduction and tax exempt interest	(22)	(25)	(53)
State and local income taxes, net of federal effect	8	19	53
Valuation allowance	(2,500)	-	(5,900)
Other, net	155	22	14
Income tax	$(802)	$1,576	$(3,890)

The current federal income tax provision for the periods ending December 31, 2014, 2013 and 2012 represents only federal alternative minimum tax due to the Company’s federal net operating loss carryforwards.

The tax effect of temporary differences that give rise to significant portions of the net deferred tax assets at December 31, 2014 and 2013 are as follows (in thousands):

	2014	2013

DEFERRED TAX ASSETS:
Investments	$123	$123
Compensation accruals	365	1,198
Policy benefits and claims	366	392
Unrealized securities losses	37	742
AMT	515	-
Other	12	-
Net operating loss carryforwards	92,395	93,048

Total gross deferred tax assets	93,813	95,503

Less valuation allowance	(73,849)	(76,911)

Net deferred tax assets	19,964	18,592

DEFERRED TAX LIABILITIES:
Intangibles	(1,123)	(1,304)
Partnership income	(6,816)	(5,801)
Other	-	(315)
State taxes	(557)	(504)
Total gross deferred tax liabilities	(8,496)	(7,924)
Net deferred tax asset	$11,468	$10,668

For the years ended December 31, 2014 and 2013, net deferred tax assets includes $12,025,000 and $11,172,000 of net federal deferred tax assets, respectively, and $557,000 and $504,000 of net state deferred tax liabilities, respectively. The valuation allowance at December 31, 2014 and 2013 was primarily related to net operating loss carryforwards that, in the judgment of management, were not considered realizable. During the years ended December 31, 2014 and 2013 the Company decreased its valuation allowance by $3,062,000 and $1,661,000, respectively. The valuation allowance decrease in the year ended December 31, 2014 included $2,500,000 for the projected utilization of federal net operating losses which was allocated to operations, and a decrease of $699,000 due to deferred tax on unrealized losses allocated to equity, offset by an increase of $137,000 due to an adjustment to net deferred tax assets. The valuation allowance decrease in the year ended December 31, 2013 included a $3,054,000 adjustment to deferred tax assets for expired state NOL carryforwards, offset by an increase of $1,393,000 due to deferred tax on unrealized losses allocated to equity.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes that it is more likely than not that the Company will realize the benefits of these net deferred tax assets recorded at December 31, 2014.

At December 31, 2014, the Company had federal NOL carryforwards of approximately $263,985,000 expiring in varying amounts through the year 2028 with a significant portion expiring in 2020.

The Internal Revenue Service has previously audited the Company’s 2003, 2004 and 2009 consolidated income tax returns and made no changes to the reported tax for those periods. Management believes that it has made adequate provision for all income tax uncertainties, such that the outcome of any unresolved issues or claims will not result in a material change to our financial position or results of operations.

Interest expense and penalties related to unrecognized tax benefits for the years ended December 31, 2014, 2013 and 2012 are insignificant.

AMIC's ability to utilize its federal NOL carrryforwards would be substantially reduced if AMIC were to undergo an "ownership change" within the meaning of Section 382(g)(1) of the Internal Revenue Code. AMIC will be treated as having had an "ownership change" if there is more than a 50% increase in stock ownership during a three year '"testing period" by "5% stockholders." In order to reduce the risk of an ownership change, in November 2002, AMIC's stockholders approved an amendment to its certificate of incorporation restricting transfers of shares of its common stock that could result in the imposition of limitations on the use, for federal, state and city income tax purposes, of AMIC's NOL carryforwards and certain federal income tax credits. The certificate of incorporation generally restricts any person from attempting to sell, transfer or dispose, or purchase or acquire any AMIC stock, if such transfer would affect the percentage of AMIC stock owned by a 5% stockholder. Any person attempting such a transfer will be required, prior to the date of any proposed transfer, to request in writing that the board of directors review the proposed transfer and authorize or not authorize such proposed transfer. Any transfer attempted to be made in violation of the stock transfer restrictions will be null and void. In the event of an attempted or purported transfer involving a sale or disposition of capital stock in violation of stock transfer restrictions, the transferor will remain the owner of such shares. Notwithstanding such transfer restrictions, there could be circumstances under which an issuance by AMIC of a significant number of new shares of common stock or other new class of equity security having certain characteristics (for example, the right to vote or convert into Common Stock) might result in an ownership change under the Code.

As of December 31, 2014, AMIC believes there were no material uncertain tax positions that would require disclosure under GAAP.

12.	Policy Benefits and Claims

The Company maintains loss reserves to cover its estimated liability for unpaid losses and loss adjustment expenses, including legal and other fees and a portion of the Company's general expenses, for reported and unreported claims incurred as of the end of each accounting period. These loss reserves are based on actuarial assumptions and are maintained at levels that are in accordance with U.S. GAAP. Many factors could affect these reserves, including economic and social conditions, inflation, healthcare costs, changes in doctrines of legal liability and damage awards in litigation. Therefore, the Company's reserves are necessarily based on estimates, assumptions and analysis of historical experience. The Company's results depend upon the variation between actual claims experience and the assumptions used in determining reserves and pricing products. Reserve assumptions and estimates require significant judgment and, therefore are inherently uncertain. The Company cannot determine with precision the ultimate amounts that will be paid for actual claims or the timing of those payments.

Reserves are based on approved actuarial methods, but necessarily include assumptions about expenses, mortality, morbidity, lapse rates and future yield on related investments.

All of the Company's short-duration contracts are generated from its accident and health business, and are accounted for based on actuarial estimates of the amount of loss inherent in that period's claims, including losses incurred for which claims have not been reported. Short-duration contract loss estimates rely on actuarial observations of ultimate loss experience for similar historical events.

Changes in the liability for policy benefits and claims for the years ended December 31, 2014 and 2013 are summarized below (in thousands).

	Year Ended
	December 31,
	2014	2013

Balance at a beginning of period	$35,252	$24,993
Less: reinsurance recoverables	1,306	1,486
Net balance at beginning of period	33,946	23,507
Amount incurred:
Current year	88,507	86,948
Prior years	380	169
Total	88,887	87,117
Amount paid, related to:
Current year	58,566	55,623
Prior years	30,995	21,055
Total	89,561	76,678
Net balance at end of period	33,272	33,946

Plus: reinsurance recoverables	344	1,306
Balance at end of period	$33,616	$35,252

The preceding schedule reflects (i) due and unpaid claims, (ii) claims in the course of settlement, (iii) estimated incurred but not reported reserves and (iv) the present value of amounts not yet due on claims. The incurred and paid data above reflects all activity for the year. The amount incurred in 2014 for prior years of $380,000 is a result of a deficiency of $1,015,000 of fully insured health reserves, offset by a redundancy of $271,000 of medical stop-loss reserves and $364,000 of DBL reserves. The unfavorable development in fully insured health of $1,015,000 primarily relates to claims development experience associated with the small group stop-loss and occupational accident business written in 2013. The amount incurred in 2013 for prior years of $169,000 is a result of a deficiency of $465,000 of medical stop-loss reserves, offset by a redundancy of $5,000 of fully insured health reserves and $291,000 of DBL reserves. Fluctuations are generally the result of on-going analysis of recent loss development trends.

Medical stop-loss business is excess coverage with a short duration. Predicting ultimate claims and estimating reserves in medical stop-loss is especially complicated due to the “excess of loss” nature of these products with very high deductibles applying to specific claims on any individual claimant and in the aggregate for a given group. Fluctuations in results for specific coverage are primarily due to the severity and frequency of individual claims. Due to the short-term nature of medical stop-loss, redundancies and deficiencies will typically emerge during the following year rather than over a number of years.

13.	Reinsurance

Independence American reinsures a portion of its direct business in order to limit the assumption of disproportionate risks. Amounts not retained are ceded to other companies on an automatic basis. Independence American is contingently liable with respect to reinsurance in the unlikely event that the assuming reinsurers are unable to meet their obligations. All of Independence American’s insurance contracts are of short-duration. The ceding of reinsurance does not discharge the primary liability of the original insurer to the insured. At December 31, 2014, Independence American ceded to highly rated reinsurers.

The effect of reinsurance on premiums earned and insurance benefits is as follows (in thousands):

		ASSUMED	CEDED
		FROM	TO
	DIRECT	OTHER	OTHER	NET
	AMOUNT	COMPANIES	COMPANIES	AMOUNT
Premiums Earned:
Successor
Year ended December 31, 2014	$63,007	$74,934	$4,335	$133,606
Year ended December 31, 2013	55,486	75,629	3,912	127,203
Predecessor
Year ended December 31, 2012	42,318	49,703	8,243	83,778

Insurance Benefits:
Successor
Year ended December 31, 2014	$40,572	$50,886	$2,571	$88,887
Year ended December 31, 2013	38,367	52,992	4,241	87,118
Predecessor
Year ended December 31, 2012	32,057	31,526	6,734	56,849

All premiums included in Assumed From Other Companies for 2014, 2013 and 2012 were assumed from subsidiaries of IHC. Included in Ceded To Other Companies for 2014, 2013 and 2012 are premiums of $1,300,000, $108,000, and $1,835,000, respectively, which were ceded to subsidiaries of IHC.

14.	Dividend Payment Restrictions and Statutory Information

Dividends from Independence American to its parent, a subsidiary of AMIC, are subject to the prior notification to the Delaware Insurance Commissioner, if such dividends, together with the fair market value of other dividends or distributions made within the preceding twelve months, exceed the greater of (i) 10% of surplus as regards policyholders as of the preceding December 31 or (ii) net income, not including realized capital gains, for the twelve-month period ending the December 31 next preceding. Such dividends may be paid as long as they have not been disapproved by the Delaware Insurance Commissioner within 30 days of its receipt of notice thereof. Independence American did not pay a dividend in 2014 and 2013. There are no regulatory restrictions on the ability of our holding company, AMIC, to pay dividends. Under Delaware law, AMIC is permitted to pay dividends from surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends to shareholders are paid from funds available at the corporate holding company level. No dividend on the Company’s stock was declared during 2014.

Independence American is required to prepare statutory financial statements in accordance with statutory accounting practices prescribed or permitted by the Office of the Insurance Commissioner of the State of Delaware. Statutory accounting practices differ from U.S. GAAP in several respects causing differences in reported net income and stockholder’s equity. Independence American has no permitted accounting practices, which encompass all accounting practices not so prescribed that have been specifically allowed by the Office of the Insurance Commissioner of the State of Delaware.

Independence American is required to maintain a certain minimum amount of statutory surplus to satisfy its state insurance department of domicile. Risk-based capital (“RBC”) requirements are designed to assess capital adequacy and to raise the level of protection that statutory surplus provides for policyholders. At December 31, 2014 and 2013, the statutory capital of Independence American was significantly in excess of regulatory RBC requirements.

Independence American’s statutory capital and surplus was $60,168,000 as of December 31, 2014 and $57,875,000 as of December 31, 2013. Independence American’s statutory net income was $3,127,000 for 2014, $3,176,000 for 2013, and $3,271,000 for 2012.

15.	Other Comprehensive Income

The components of other comprehensive income include the after-tax net unrealized gains and losses on investment securities available for sale including the subsequent increases and decreases in fair value of available-for-sale securities previously impaired and the non-credit related component of other-than-temporary impairments of fixed maturities and equity securities.

Included in accumulated other comprehensive income at both December 31, 2014 and 2013 is an adjustment of $269,000 related to the non-credit related component of other-than-temporary impairment losses recorded.

16.	Quarterly Data (Unaudited)

The quarterly results of operations for the years ended December 31, 2014 and 2013 are summarized below (in thousands, except per share data):

	FIRST	SECOND	THIRD	FOURTH
	QUARTER	QUARTER	QUARTER	QUARTER

2014

Total revenues	$43,087	$40,020	$41,157	$40,612

Income from continuing operations	$882	$443	$1,956	$2,066
(Income) loss from non-controlling interests in subsidiaries	(240)	14	101	28

Net income attributable to AMIC	$642	$457	$2,057	$2,094

Basic income per common share	$.08	$.06	$.25	$.26

Diluted income per share	$.08	$.06	$.25	$.26

	FIRST	SECOND	THIRD	FOURTH
	QUARTER	QUARTER	QUARTER	QUARTER

2013

Total revenues	$35,361	$37,374	$37,591	$42,947

Income from continuing operations	$786	$1,565	$766	$749
(Income) from non-controlling interests in subsidiaries	(232)	(201)	(201)	(349)

Net income attributable to AMIC	$554	$1,364	$565	$400

Basic income per common share	$.07	$.17	$.07	$.05

Diluted income per share	$.07	$.17	$.07	$.05

17.	Repurchase of Common Stock

In 2010, AMIC initiated a program of repurchasing shares of its common stock. In 2012, the Board of Directors authorized the repurchase of up to 962,886 shares of AMIC’s common stock, inclusive of prior authorizations, under the 2010 plan. The Company has repurchased 199,784 and 263,102 shares in 2013 and 2011, respectively, which the Company classified as treasury shares. There were no share repurchases in 2014 and 2012. At December 31, 2014, there were 500,000 shares still authorized to be repurchased under the plan authorized by the Board of Directors.

HISTORICAL QUARTERLY FINANCIAL STATEMENT

American Independence Corp. and Subsidiaries

Copies of the Company’s SEC filings can be found on its website at www.americanindependencecorp.com.

Forward-Looking Statements

This report on Form 10−Q contains certain “forward−looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. We have based our forward−looking statements on our current expectations and projections about future events. Our forward−looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included or incorporated by reference in this report that address activities, events or developments that we expect or anticipate may occur in the future, including such things as the growth of our business and operations, our business strategy, competitive strengths, goals, plans, future capital expenditures and references to future successes may be considered forward−looking statements. Also, when we use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably” or similar expressions, we are making forward−looking statements.

Numerous risks and uncertainties may impact the matters addressed by our forward−looking statements, any of which could negatively and materially affect our future financial results and performance. We describe some of these risks and uncertainties in greater detail in Item 1A, Risk Factors, of AMIC’s annual report on Form 10-K as filed with Securities and Exchange Commission.

Although we believe that the assumptions underlying our forward−looking statements are reasonable, any of these assumptions, and, therefore, also the forward−looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward−looking statements that are included in this report, our inclusion of this information is not a representation by us or any other person that our objectives and plans will be achieved. Our forward−looking statements speak only as of the date made, and we will not update these forward−looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, any forward−looking event discussed in this report may not occur.

PART I – FINANCIAL INFORMATION

Item 1.   Financial Statements

American Independence Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2015	December 31,
	(Unaudited)	2014
ASSETS:
Investments:
Securities purchased under agreements to resell	$4,616	$3,143
Trading securities	1,107	1,138
Fixed maturities available-for-sale, at fair value	84,840	73,608
Equity securities available-for-sale, at fair value	1,025	1,013

Total investments	91,588	78,902

Cash and cash equivalents	6,235	4,569
Restricted cash ($14,470 and $15,867, respectively, restricted by related parties)	17,531	18,881
Accrued investment income	772	652
Premiums receivable ($13,557 and $9,115, respectively, due from related parties)	17,797	13,257
Net deferred tax asset	7,694	12,025
Due from reinsurers ($3,419 and $2,869, respectively, due from related parties)	5,703	5,532
Goodwill	6,134	-
Intangible assets	14,476	9,915
Accrued fee income ($2,212 and $1,384, respectively, due from related parties)	5,027	4,469
Due from securities brokers	533	293
Other assets ($124 and $165, respectively, due from related parties)	14,012	17,286

TOTAL ASSETS	$187,502	$165,781

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims ($27,867 and $19,843, respectively, due to related parties)	$43,819	$33,616
Premium and claim funds payable ($14,470 and $15,867, respectively, due to related parties)	17,516	18,881
Commission payable ($4,992 and $3,747, respectively, due to related parties)	6,132	4,672
Accounts payable, accruals and other liabilities ($2,184 and $1,784, respectively, due to related parties)	16,476	11,283
Debt	3,189	-
State income taxes payable	618	597
Due to securities brokers	78	58
Due to reinsurers ($65 and $597, respectively, due to related parties)	786	2,334

Total liabilities	88,614	71,441

STOCKHOLDERS’ EQUITY:
American Independence Corp. stockholders’ equity:
Preferred stock, $0.10 par value, 1,000 shares designated; no shares issued and outstanding	-	-
Common stock, $0.01 par value, 15,000,000 shares authorized; 9,181,793 shares issued, respectively; 8,088,105 and 8,079,215 shares outstanding, respectively	92	92
Additional paid-in capital	80,116	79,746
Accumulated other comprehensive gain (loss)	484	(154)
Treasury stock, at cost, 1,093,688 and 1,102,578 shares, respectively	(10,161)	(10,243)
Retained earnings	25,303	22,139
Total American Independence Corp. stockholders’ equity	95,834	91,580
Non-controlling interest in subsidiaries	3,054	2,760
Total equity	98,888	94,340
TOTAL LIABILITIES AND EQUITY	$187,502	$165,781

See the accompanying Notes to Condensed Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
REVENUES:
Premiums earned ($20,625, $17,217, $61,133 and $51,036, respectively, from related parties)	$37,429	$33,927	$110,878	$100,055
Fee and agency income ($5,606, $3,987, $15,776 and $11,490, respectively, from related parties)	8,821	5,944	22,443	21,481
Net investment income	586	544	1,696	1,645
Net realized investment gains (losses)	(162)	580	190	863
Other income	57	162	691	220
	46,731	41,157	135,898	124,264

EXPENSES
Insurance benefits, claims and reserves ($8,916, $10,597, $34,410 and $34,259, respectively, from related parties)	24,189	21,229	73,455	64,012
Selling, general and administrative expenses ($6,891, $5,838, $18,583 and $16,394, respectively, from related parties)	19,407	16,215	55,933	53,703
Amortization and depreciation	449	418	1,128	1,280
	44,045	37,862	130,516	118,995

Income before income tax	2,686	3,295	5,382	5,269
Provision for income taxes	1,050	1,339	2,037	1,988

Net income	1,636	1,956	3,345	3,281
Less: Net (income) loss attributable to the non-controlling interest	5	101	(95)	(125)

Net income attributable to American Independence Corp.	$1,641	$2,057	$3,250	$3,156

Basic income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.20	$.25	$.40	$.39

Weighted-average shares outstanding	8,083	8,079	8,080	8,076

Diluted income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.20	$.25	$.40	$.39

Weighted-average diluted shares outstanding	8,094	8,097	8,092	8,102

See the accompanying Notes to Condensed Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands)

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014

Net Income	$1,636	$1,956	$3,345	$3,281
Other comprehensive income (loss):
Unrealized holding gains (losses) arising during the period, net of tax expense of $329, $0, $385 and $0, respectively	611	(188)	868	2,136
Less: reclassification adjustment for gains included in net income, net of tax expense (benefit) of $(3), $0, $124 and $0, respectively	6	(622)	(230)	(814)
Other comprehensive income (loss)	617	(810)	638	1,322
Comprehensive income (loss)	2,253	1,146	3,983	4,603
Less: comprehensive (income) loss attributable to non-controlling interests	5	101	(95)	(125)
Comprehensive income (loss) attributable to American Independence Corp.	$2,258	$1,247	$3,888	$4,478

See the accompanying Notes to Condensed Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Condensed Consolidated Statement of Changes In Stockholders’ Equity

(In thousands)

(Unaudited)

			ACCUMULATED				NON-
		ADDITIONAL	OTHER	TREASURY		TOTAL AMIC	CONTROLLING
	COMMON	PAID-IN	COMPREHENSIVE	STOCK,	RETAINED	STOCKHOLDERS’	INTERESTS IN	TOTAL
	STOCK	CAPITAL	INCOME (LOSS)	AT COST	EARNINGS	EQUITY	SUBSIDIARIES	EQUITY

BALANCE AT DECEMBER 31, 2014	$92	$79,746	$(154)	$(10,243)	$22,139	$91,580	$2,760	$94,340

Net income					3,250	3,250	95	3,345
Other comprehensive income, net of tax			638			638		638
Exercise of stock options				82	(30)	52		52
Acquisition of IPA Family, LLC
non-controlling interests		338				338	(464)	(126)
Acquisition of Global Accident
Facilities, LLC (“GAF”)							608	608
Share-based compensation expense		32				32		32
Other					(56)	(56)	55	(1)

BALANCE AT SEPTEMBER 30, 2015	$92	$80,116	$484	$(10,161)	$25,303	$95,834	$3,054	$98,888

See the accompanying Notes to Condensed Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,345	$3,281
Adjustments to reconcile net income to net change in cash from operating activities:
Net realized investment gains	(190)	(863)
Amortization and depreciation	1,128	1,280
Equity income	(182)	(214)
Net gain on step acquisition of GAF and settlement of pre-existing relationships (see Note 2)	(503)	-
Deferred tax expense	1,918	1,890
Non-cash stock compensation expense	32	40
Amortization of bond premiums and discounts	446	399
Change in operating assets and liabilities:
Change in trading securities	(133)	(228)
Change in policy benefits and claims	10,203	(2,957)
Change in net amounts due from and to reinsurers	(1,719)	788
Change in accrued fee income	(558)	(874)
Change in claims fund	(165)	(928)
Change in commissions payable	1,460	(39)
Change in premiums receivable	(4,540)	219
Change in income taxes	98	145
Distribution from interest in partnerships	173	-
Change in other assets and other liabilities	2,498	(244)

Net cash provided by operating activities	13,311	1,695

CASH FLOWS FROM INVESTING ACTIVITIES:
Net sales of securities under resale and repurchase agreements	(1,473)	584
Sales of and principal repayments on fixed maturities	39,824	40,034
Maturities and other repayments of fixed maturities	3,212	2,866
Purchases of fixed maturities	(53,473)	(44,485)
Change in loans receivable	404	73
Cash acquired in acquisition of GAF, net of cash paid	511	-
Other investing activities	(439)	(351)

Net cash used by investing activities	(11,434)	(1,279)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	52	33
Repayment of debt	(137)	-
IPA acquisition of non-controlling interest	(126)	-
Dividends paid to non-controlling interests	-	(473)

Net cash used by financing activities	(211)	(440)

Increase (decrease) in cash and cash equivalents	1,666	(24)
Cash and cash equivalents, beginning of period	4,569	4,424
Cash and cash equivalents, end of period	$6,235	$4,400

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$19	$-
Cash paid for income taxes	$28	$8

See the accompanying Notes to Condensed Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1.	Significant Accounting Policies and Practices

(A)	Business and Organization

American Independence Corp. is a Delaware corporation (NASDAQ: AMIC). We are a holding company principally engaged in the insurance and reinsurance business through: a) our wholly owned insurance company, Independence American Insurance Company ("Independence American"); b) our full service direct writer of medical stop-loss insurance for self-insured employer groups, IHC Risk Solutions, LLC (“Risk Solutions”); c) our 23% investment in Majestic Underwriters LLC ("Majestic"); d) our 51% ownership in HealthInsurance.org, LLC (“HIO”), a lead generation agency; e) our wholly owned sales and marketing company, IHC Specialty Benefits, Inc. (“Specialty Benefits”); f) our 80% ownership in Global Accident Facilities, LLC (“GAF”), a holding company for agencies that primarily produces occupational accident and injury on duty business; g) our wholly owned career sales agency, IPA Family, LLC (“IPA Family”); and h) our 92% ownership in IPA Direct, LLC (“IPAD”), a consumer direct sales call center.

As used in this report, unless otherwise required by the context, AMIC and its subsidiaries are sometimes collectively referred to as the "Company" or "AMIC", or are implicit in the terms "we", "us" and "our". Risk Solutions, Specialty Benefits, HIO, GAF, IPAD and IPA Family are collectively referred to as “our Agencies”.

Since November 2002, AMIC has been affiliated with Independence Holding Company ("IHC"). Through various transactions subsequently, IHC and its subsidiaries further increased its ownership of AMIC to approximately 92%. The senior management of IHC provides direction to the Company through a service agreement between the Company and IHC. IHC has also entered into reinsurance treaties through its wholly owned subsidiaries, Standard Security Life Insurance Company of New York (“Standard Security Life”) and Madison National Life Insurance Company, Inc. (“Madison National Life”), whereby the Company assumes reinsurance premiums from the following lines of business: medical stop-loss, New York State Disability Benefits Law ("DBL"), short-term medical, long-term disability (“LTD”) and group major medical.

(B)	Consolidation

(i)	IPA Family

During the second quarter of 2015, AMIC purchased all remaining ownership shares of IPA Family from non-controlling interests for cash consideration of approximately $126,000, thereby increasing its ownership interest in IPA Family to 100% as of June 30, 2015. At December 31, 2014, the Company owned 90% of IPA Family. As a result of this transaction, the Company recorded a $338,000 credit to additional paid-in capital representing the difference between the fair value of the consideration paid and the carrying value of the non-controlling interests, which was $464,000 at the time of the transaction.

Effects of Ownership Changes in Subsidiaries

The following table summarizes the effects of changes in the Company’s ownership interests in its subsidiaries on AMIC’s equity for the nine months ended September 30, 2015 (in thousands):

Changes in AMIC’s paid-in capital:
Purchase of IPA Family ownership interest	$338

Net transfers from non-controlling interests	$(338)

(ii)	GAF

During the second quarter of 2015, the Company increased its ownership in GAF to 80%. See Note 2 for information regarding the acquisition of GAF.

(C)	Basis of Presentation

The unaudited condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and include the accounts of AMIC and its consolidated subsidiaries. All intercompany transactions have been eliminated in consolidation. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect: (i) the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements; and (ii) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. AMIC’s annual report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission, should be read in conjunction with the accompanying condensed consolidated financial statements.

AMIC acquired a controlling interest in GAF on April 30, 2015. Prior to obtaining control, AMIC recorded its investment in GAF using the equity method. AMIC recorded changes in its investment in GAF in the “Other income” line in the Condensed Consolidated Statements of Income. Upon achieving control, on April 30, 2015, GAF’s income and expense amounts became consolidated with AMIC’s results. The Condensed Consolidated Balance Sheet at September 30, 2015 includes the consolidated balance sheet of GAF.

In the opinion of management, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the condensed consolidated financial position and results of operations for the interim periods have been included. The Condensed Consolidated Statements of Income for the nine months ended September 30, 2015 is not necessarily indicative of the results to be anticipated for the entire year.

(D)	Recent Accounting Pronouncements

Recently Adopted Accounting Standards

In April 2014, the Financial Accounting Standards Board (“FASB”) issued guidance: (i) improving the definition of discontinued operations by limiting the reporting of discontinued operations to disposals of components that represent strategic shifts that have (or will have) a major effect on an entity’s operations and financial results; and (ii) requiring expanded disclosures for discontinued operations. The adoption of this guidance did not have any effect on the Company’s consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

In September 2015, the FASB issued guidance to simplify the accounting for adjustments made to provisional amounts recognized in a business combination and eliminate the requirement to retrospectively account for those adjustments. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments in this Update should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this Update with earlier application permitted for financial statements that have not been issued. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2015, the FASB issued guidance requiring additional disclosures for short-duration contracts regarding the liability for unpaid claims and claim adjustment expenses. For public entities, the guidance is effective for annual reporting periods beginning after December 15, 2015, and interim periods within annual periods beginning after December 15, 2016. Early adoption is permitted. The adoption of this guidance is not expected to have a significant effect on the Company’s consolidated financial statements.

In June 2014, the FASB issued explicit guidance for entities that grant their employees share-based payments in which the terms of the award include a performance target that affects vesting and could be achieved after the requisite service period. This guidance is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Earlier adoption is permitted. The guidance may be applied either prospectively to all awards granted or modified after the effective date or retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of this guidance is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2014, the FASB issued revenue recognition guidance for entities that either enter into contracts with customers to transfer goods or services or enter into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards such as insurance contracts or lease contracts. The amendment provides specific steps that an entity should apply in order to achieve its main objective which is recognizing revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the effective date of this guidance has been deferred. For public entities, this guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, and requires one of two specified retrospective methods of application. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. Management has not yet determined the impact that the adoption of this guidance will have on the Company’s consolidated financial statements.

(E)	Segment Reporting

The Company manages and reports the business as a single segment in accordance with FASB guidance, which views certain qualitative and quantitative criteria for determining whether different lines of business should be aggregated for financial reporting purposes. FASB guidance requires the use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure or any other manner in which management disaggregates a company.

The Company is managed with a focus on its overall insurance and reinsurance capabilities as opposed to any one line of business. Our Chief Executive Officer, who is our chief decision maker, evaluates financial information for our business as a single segment in allocating resources and assessing performance. The integrated nature of our insurance lines of business with our Agencies is sufficiently commingled to permit their aggregation as a single reporting segment.

2.	Global Accident Facilities, LLC

On April 30, 2015 (the "Acquisition Date"), through a settlement with a former owner, AMIC increased its ownership in Global Accident Facilities, LLC (“GAF) from 40% to 80%, in order to obtain control of the business it produces for Independence American. GAF and its subsidiaries are principally engaged in the marketing, underwriting and administration of specialty risk insurance, referred to as Occupational Accident and Injury on Duty for Independence American, which are offered exclusively in Texas and Massachusetts, respectively. The consideration transferred in exchange for the additional 40% ownership interest consisted of: (i) $325,000 in cash; and (ii) non-monetary consideration, primarily consisting of the settlement of a pre-existing relationship with the former owner, with a fair value of $1,195,000 at the Acquisition Date. The fair value of the settlement of the pre-exiting relationship was based on projected future underwriting results discounted for collectability. The acquisition resulted in AMIC’s obtaining control of GAF. Immediately preceding the transaction, AMIC’s carrying value of its investment in GAF was $1,908,000.

As a result of AMIC obtaining control, the Company has included GAF’s consolidated assets and liabilities and results of operations, subsequent to the Acquisition Date, in its consolidated financial results as of and for the periods ended September 30, 2015. Accordingly, the individual line items on the unaudited Condensed Consolidated Statements of Income for 2015 reflect approximately five months of the operations of GAF with no corresponding amounts for 2014.

On the Acquisition Date, the Company recognized a net pre-tax gain of $503,000 as follows: (i) a loss of $692,000 was recognized by AMIC as a result of re-measuring its equity interest in GAF to its fair value of $1,216,000 immediately before the acquisition; and (ii) a gain of $1,195,000 was recognized by AMIC as a result of settling the pre-existing relationship with the former owner. The net pre-tax gain of $503,000 is included in the “Other income” line in the Condensed Consolidated Statements of Income.

Upon the acquisition of a controlling interest, the Company consolidated the net assets of GAF. Accordingly, the Company determined the fair value of the identifiable assets acquired and liabilities assumed from GAF on the Acquisition Date. The following table presents the identifiable assets acquired and liabilities assumed in the acquisition of GAF on the Acquisition Date based on their respective fair values (in thousands):

Cash	$836
Intangible assets	5,500
Other assets	1,249

Total identifiable assets	7,585

Other liabilities	4,849
Deferred tax liability	2,200
Debt	3,326

Total liabilities	10,375

Net identifiable liabilities assumed	$2,790

Included in other liabilities assumed is a $1,000,000 contingent liability recorded in connection with an earn-out agreement with a former owner of a subsidiary of GAF. In accordance with this agreement, payments are required in 2016 and 2019 based on certain earnings targets. The fair value of the contingent liability is estimated based on projected income. The significant inputs are not observable and thus represent a fair value measurement categorized within Level 3 of the fair value hierarchy.

In connection with the acquisition, the Company recorded $6,134,000 of goodwill and $5,500,000 of intangible assets (see Note 7). Goodwill reflects the synergies between GAF and Independence American as GAF is the primary producer of Occupational Accident and Injury on Duty business for Independence American. Goodwill was calculated as the excess of the sum of: (i) the acquisition date fair value of total consideration transferred of $1,520,000; (ii) the acquisition date fair value of the equity interest in GAF immediately preceding the acquisition of $1,216,000; and (iii) the fair value of the non-controlling interest in GAF of $608,000 on the acquisition date; over (iv) the net liabilities of $2,790,000 that were assumed. The enterprise value of GAF was determined by an independent appraisal using a discounted cash flow model based upon the projected future earnings of GAF including a control premium. The fair value of the non-controlling interest was determined based upon their percentage of the GAF enterprise value discounted for a lack of control. The fair value of the acquired identifiable intangible assets and deferred taxes are provisional pending receipt of the final valuations for those assets and liabilities. The Company expects to finalize the preliminary estimates of the fair value of the intangible assets and deferred taxes by the end of this year.

For the period from the Acquisition Date to September 30, 2015, the Company’s Condensed Consolidated Statement of Income includes revenues and net income of $4,220,000 and $359,000, respectively, from GAF. For the three months ended September 30, 2015, the Company’s Condensed Consolidated Statement of Income includes revenues and net income of $2,480,000 and $59,000, respectively, from GAF.

3.	Income Per Common Share

Income per common share calculations are based on the weighted-average of common shares and common share equivalents outstanding during the year. Common stock options are considered to be common share equivalents and are used to calculate income per common share except when they are anti-dilutive. Included in the diluted earnings per share calculation for both the three months and nine months ended September 30, 2015 are approximately 12,000 shares from the assumed exercise of options using the treasury stock method. Included in the diluted earnings per share calculation for nine months ended September 30, 2014 are approximately 26,000 shares from the assumed exercise of options using the treasury stock method. For the three months ended September 30, 2014, shares from the assumed dilution due to the exercise of common stock options using the treasury stock method were deemed anti-dilutive. Net income does not change as a result of the assumed dilution of options.

4.	Fee and Agency Income

The Company records fee income as corresponding policy premiums are earned. Risk Solutions is compensated in two ways. Risk Solutions earns fee income based on the volume of business produced for marketing, underwriting and administrative services that they provide for their carriers (“fee income–administration”), and earns profit-sharing commissions if such business exceeds certain profitability benchmarks (“fee income–profit commissions”). Profit-sharing commissions are accounted for beginning in the period in which the Company believes they are reasonably estimable, which is typically at the point that claims have developed to a level where recent claim development history (“Claim Development Patterns”) can be applied to generate reasonably reliable estimates of ultimate claim levels. Profit-sharing commissions are a function of Risk Solutions attaining certain profitability thresholds and could vary greatly from quarter to quarter. Agency income consists of commissions, fees and lead revenue earned by our Agencies. Agency income from GAF was $1,311,000 and $2,450,000 for the three months and nine months ended September 30, 2015, respectively, and is included in the table below with no comparable 2014 amounts.

Fee and Agency income consisted of the following (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Agency income	$4,450	$2,828	$10,566	$12,451
Fee income–administration	3,860	2,919	11,428	8,461
Fee income– profit commissions	511	197	449	569

	$8,821	$5,944	$22,443	$21,481

5.	Investments

The cost (amortized cost with respect to certain fixed maturities), gross unrealized gains, gross unrealized losses and fair value of long-term investment securities are as follows (in thousands):

	SEPTEMBER 30, 2015
		GROSS	GROSS
	AMORTIZED	UNREALIZED	UNREALIZED	FAIR
	COST	GAINS	LOSSES	VALUE

FIXED MATURITIES
AVAILABLE-FOR-SALE:

Corporate securities	$33,024	$117	$(369)	$32,772
Foreign government	602	19	-	621
Collateralized mortgage obligations (CMO) – residential	209	3	-	212
CMO – commercial	390	121	-	511
States, municipalities and political subdivisions	40,920	633	(104)	41,449
U.S. Government	7,677	145	-	7,822
Government sponsored enterprise (GSE)	1,019	25	-	1,044
Agency mortgage backed pass through securities (MBS)	37	1	-	38
Redeemable preferred stocks	273	98	-	371
Total fixed maturities	$84,151	$1,162	$(473)	$84,840

EQUITY SECURITIES
AVAILABLE-FOR-SALE:

Nonredeemable preferred stocks	969	56	-	1,025
Total available-for-sale equity securities	$969	$56	$-	$1,025

	DECEMBER 31, 2014
		GROSS	GROSS
	AMORTIZED	UNREALIZED	UNREALIZED	FAIR
	COST	GAINS	LOSSES	VALUE

FIXED MATURITIES
AVAILABLE-FOR-SALE:

Corporate securities	$29,905	$90	$(438)	$29,557
Foreign government	6,616	34	(101)	6,549
CMO – residential	851	4	(2)	853
CMO – commercial	390	-	(9)	381
States, municipalities and political subdivisions	27,631	260	(212)	27,679
U.S. Government	6,674	49	-	6,723
GSE	1,400	23	(7)	1,416
MBS	65	4	-	69
Redeemable preferred stocks	273	108	-	381
Total fixed maturities	$73,805	$572	$(769)	$73,608

EQUITY SECURITIES
AVAILABLE-FOR-SALE

Nonredeemable preferred stocks	970	43	-	1,013
Total available-for-sale equity securities	$970	$43	$-	$1,013

Government-sponsored enterprises (“GSEs”) are private enterprises established and chartered by the Federal Government, or its various insurance and lease programs that carry the full faith and credit obligation of the US Government.

The amortized cost and fair value of fixed maturities at September 30, 2015, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. CMOs and MBSs are shown separately, as they are not due at a single maturity.

	AMORTIZED	FAIR
	COST	VALUE
	(In thousands)

Due in one year or less	$876	$885
Due after one year through five years	24,592	24,670
Due after five years through ten years	24,497	24,741
Due after ten years	33,525	33,755
CMOs and MBSs	661	789

	$84,151	$84,840

The following tables summarize, for all securities in an unrealized loss position at September 30, 2015 and December 31, 2014, the aggregate fair value and gross unrealized loss by length of time, those securities that have continuously been in an unrealized loss position (in thousands):

	September 30, 2015
	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Losses	Value	Losses
FIXED MATURITIES:

Corporate securities	$9,707	$100	$7,851	$269	$17,558	$369
States, municipalities and political subdivisions	1,909	23	1,568	81	3,477	104
Total temporarily impaired securities	$11,616	$123	$9,419	$350	$21,035	$473

Number of securities in an unrealized loss position	10		8		18

	December 31, 2014
	Less than 12 Months		12 Months or Longer		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Losses	Value	Losses
FIXED MATURITIES:

Corporate securities	$6,101	$83	$14,087	$355	$20,188	$438
Foreign government	4,550	40	1,355	61	5,905	101
CMO – residential	-	-	566	2	566	2
CMO – commercial	-	-	381	9	381	9
States, municipalities and political subdivisions	3,691	61	6,448	151	10,139	212
GSE	-	-	351	7	351	7
Total temporarily impaired securities	$14,342	$184	$23,188	$585	$37,530	$769

Number of securities in an unrealized loss position	11		22		33

Substantially all of the unrealized losses on fixed maturities at September 30, 2015 and December 31, 2014 were attributable to changes in market interest rates. Because the Company does not intend to sell, nor is it more likely than not that the Company will have to sell, such investments before recovery of their amortized cost bases, the Company does not consider those investments to be other-than-temporarily impaired at September 30, 2015.

The following table summarizes the Company’s net investment income for three months and nine months ended September 30, 2015 and 2014 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Fixed maturities	$553	$517	$1,567	$1,627
Equity securities	34	32	85	87
Short-term investments	1	1	3	2
Other	(2)	(6)	41	(71)

Net investment income	$586	$544	$1,696	$1,645

Net realized investment gains for the three months and nine months ended September 30, 2015 and 2014 are as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Available-for-sale securities:
Fixed maturities	$(9)	$621	$354	$814
Preferred stock	-	-	-	-
Total available-for-sale securities	(9)	621	354	814

Trading securities	(88)	65	(74)	52
Change in unrealized gain on trading securities	(65)	(106)	(90)	(3)

Net realized investment gains (losses)	$(162)	$580	$190	$863

For the nine months ended September 30, 2015 and 2014, proceeds from sales of available-for-sale securities were $39,824,000 and $40,034,000, respectively. For the three months and nine months ended September 30, 2015, the Company recorded realized gross gains of $0 and $451,000, respectively, and gross losses of $9,000 and $97,000, respectively, on available-for-sale securities. For the three months and nine months ended September 30, 2014, the Company recorded realized gross gains of $631,000 and $936,000, respectively, and gross losses of $10,000 and $122,000, respectively, on available-for-sale securities.

We recognize an other-than-temporary impairment loss in earnings in the period that we determine: 1) we intend to sell the security; 2) it is more likely than not that we will be required to sell the security before recovery of its amortized cost basis; or 3) the security has a credit loss. Any non-credit portion of the other-than-temporary impairment loss is recognized in other comprehensive income (loss). For the nine months ended September 30, 2015 and 2014, there were no other-than-temporary impairments recognized in earnings.

Cumulative credit losses for other-than-temporary impairments recorded on securities for which a portion of an other-than-temporary impairment was recognized in other comprehensive income (loss) were $288,000 as of September 30, 2015 and December 31, 2014.

6.	Fair Value Measurements

For all financial and non-financial instruments accounted for at fair value on a recurring basis, the Company utilizes valuation techniques based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market expectations. These two types of inputs create the following fair value hierarchy:

Level 1 –	Quoted prices for identical instruments in active markets.

Level 2 –	Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 –	Instruments where significant value drivers are unobservable.

The following section describes the valuation methodologies we use to measure different financial instruments at fair value.

Investments in fixed maturities and equity securities

Available-for-sale securities included in Level 1 are equity securities with quoted market prices. Level 2 is primarily comprised of our portfolio of corporate fixed income securities, government agency mortgage-backed securities, government sponsored enterprises, certain CMO securities, municipals and certain preferred stocks that were priced with observable market inputs. Level 3 securities consist of CMO securities backed by Alt-A mortgages. For these securities, we use industry-standard pricing methodologies, including discounted cash flow models, whose inputs are based on management’s assumptions and available market information. Significant unobservable inputs used in the fair value measurement of CMO’s are prepayment rates, probability of default, and loss severity in the event of default. Significant increases (decreases) in any of those inputs in isolation would result in a significantly lower (higher) fair value measurement. Generally, a change in the assumption used for the probability of default is accompanied by a directionally similar change in the assumption used for loss severity and a directionally opposite change in the assumption used for prepayment rates. Further we retain independent pricing vendors to assist in valuing certain instruments.

Trading securities

Trading securities included in Level 1 are equity securities with quoted market prices.

The following tables present our financial assets and liabilities measured at fair value on a recurring basis at September 30, 2015 and December 31, 2014 (in thousands):

	September 30, 2015
	Level 1	Level 2	Level 3	Total

FINANCIAL ASSETS:
Fixed maturities available-for-sale:
Corporate securities	$-	$32,772	$-	$32,772
Foreign government	-	621	-	621
CMO – residential	-	212	-	212
CMO – commercial	-	-	511	511
States, municipalities and political subdivisions	-	41,449	-	41,449
U.S. government	-	7,822	-	7,822
GSE	-	1,044	-	1,044
MBS – residential	-	38	-	38
Redeemable preferred stocks	371	-	-	371
Total fixed maturities	371	83,958	511	84,840

Equity securities available-for-sale:
Nonredeemable preferred stocks	1,025	-	-	1,025
Total equity securities	1,025	-	-	1,025

Trading securities:
Common Stock	1,107	-	-	1,107
Total trading securities	1,107	-	-	1,107

Total Financial Assets	$2,503	$83,958	$511	$86,972

FINANCIAL LIABILITIES:
Contingent liability	$-	$-	$1,000	$1,000

	December 31, 2014
	Level 1	Level 2	Level 3	Total

FINANCIAL ASSETS:
Fixed maturities available-for-sale:
Corporate securities	$-	$29,557	$-	$29,557
Foreign government	-	6,549	-	6,549
CMO – residential	-	853	-	853
CMO – commercial	-	-	381	381
States, municipalities and political subdivisions	-	27,679	-	27,679
U.S. government	-	6,723	-	6,723
GSE	-	1,416	-	1,416
MBS – residential	-	69	-	69
Redeemable preferred stocks	381	-	-	381
Total fixed maturities	381	72,846	381	73,608

Equity securities available-for-sale:
Nonredeemable preferred stocks	1,013	-	-	1,013
Total equity securities	1,013	-	-	1,013

Trading securities:
Common Stock	1,138	-	-	1,138
Total trading securities	1,138	-	-	1,138

Total Financial Assets	$2,532	$72,846	$381	$75,759

The following table provides carrying values, fair values and classification in the fair value hierarchy of the Company’s financial instruments, for the periods indicated, that are not carried at fair value but are subject to fair value disclosure requirements, for the periods indicated (in thousands):

	September 30, 2015		December 31, 2014
	Level 2		Level 2
	Fair	Carrying	Fair	Carrying
	Value	Value	Value	Value

FINANCIAL LIABILITIES:
Debt	$3,098	$3,189	$-	$-

The following methods and assumptions were used to estimate the fair value of the financial instruments that are not carried at fair value in the Consolidated Financial Statements:

Debt

The fair value of debt with fixed interest rates approximates its carrying amount and is included in Level 2 of the fair value hierarchy.

It is the Company’s policy to recognize transfers of assets and liabilities between levels of the fair value hierarchy at the end of a reporting period. For the nine months ending September 30, 2015, there were no transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy. No securities were transferred out of the Level 2 and into the Level 3 category during the nine months ended September 30, 2015 or 2014. The Company does not transfer out of Level 3 and into Level 2 until such time as observable inputs become available and reliable or the range of available independent prices narrow. No securities were transferred out of the Level 3 category during the nine months ended September 30, 2015 or 2014. The changes in the carrying value of Level 3 assets and liabilities for the three months and nine months ended September 30, 2015 and 2014 are summarized as follows (in thousands):

	Three Months Ended September 30, 2015
	Financial Assets		Financial Liabilities
		Total		Total
	CMOs	Level 3	Contingent	Level 3
	Commercial	Assets	Liability	Liabilities

Balance, beginning of period	$493	$493	$1,000	$1,000

Net unrealized gain included in accumulated other comprehensive income (loss)	18	18	-	-

Balance, end of period	$511	$511	$1,000	$1,000

	Three Months Ended
	September 30, 2014
	Financial Assets
		Total
	CMOs	Level 3
	Commercial	Assets

Balance, beginning of period	$362	$362

Net unrealized gain included in accumulated other comprehensive income (loss)	8	8

Balance, end of period	$370	$370

	Nine Months Ended September 30, 2015
	Financial Assets		Financial Liabilities
		Total		Total
	CMOs	Level 3	Contingent	Level 3
	Commercial	Assets	Liability	Liabilities

Balance, beginning of period	$381	$381	$-	$-

Purchases	-	-	1,000	1,000

Net unrealized gain included in accumulated other comprehensive income (loss)	130	130	-	-

Balance, end of period	$511	$511	$1,000	$1,000

	Nine Months Ended
	September 30, 2014
	Financial Assets
		Total
	CMOs	Level 3
	Commercial	Assets

Balance, beginning of period	$237	$237

Net unrealized gain included in accumulated other comprehensive income (loss)	133	133

Balance, end of period	$370	$370

7.	Goodwill and Other Intangible Assets

The carrying amount of goodwill was $6,134,000 and $0 at September 30, 2015 and December 31, 2014, respectively.

In connection with the acquisition of a controlling interest in GAF discussed in Note 2, the Company recorded $6,134,000 of goodwill and $5,500,000 of intangible assets at September 30, 2015. None of the goodwill is deductible for income tax purposes.

Of the intangible assets of $5,500,000 recorded, $1,000,000 represents the fair value of trademarks, which is being amortized over a period of 8 years, and $4,500,000 represents the fair value of customer relationships being amortized over a period of 9 years.

The change in the carrying amount of other intangible assets for the three months and nine months ended September 30, 2015 and 2014 are as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Balance, beginning of period	$14,845	$10,630	$9,915	$11,408
Additions	-	-	5,500	-
Amortization expense	(369)	(363)	(939)	(1,141)

Balance, end of period	$14,476	$10,267	$14,476	$10,267

8.	Related-Party Transactions

AMIC and its subsidiaries incurred expense of $150,000 and $212,000 for the three months ended September 30, 2015 and 2014, respectively, and $532,000 and $689,000 for the nine months ended September 30, 2015 and 2014, respectively, from service agreements with IHC and its subsidiaries which is recorded in Selling, General and Administrative Expenses in the Condensed Consolidated Statements of Income. These payments reimburse IHC and its subsidiaries, at agreed upon rates including an overhead factor, for certain services provided to AMIC and its subsidiaries, including general management, corporate strategy, accounting, legal, compliance, underwriting, and claims.

Independence American assumes premiums from IHC subsidiaries, and records related insurance income, expenses, assets and liabilities. Independence American pays administrative fees and commissions to subsidiaries of IHC in connection with fully insured health and medical stop-loss business written and assumed by Independence American. Additionally, Risk Solutions markets, underwrites and provides administrative services, and also provides medical management and claims adjudication, for a substantial portion of the medical stop-loss business written by the insurance subsidiaries of IHC. Risk Solutions records related income, assets and liabilities in connection with that business. Such related-party information is disclosed on the Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Income. The Company also contracts for several types of insurance coverage (e.g. directors and officers and professional liability coverage) jointly with IHC. The cost of this coverage is split proportionally between the Company and IHC according to the type of risk and the Company’s portion is recorded in Selling, General and Administrative Expenses.

9.	Share-Based Compensation

Total share-based compensation expense was $11,000 and $12,000 for the three months ended September 30, 2015 and 2014, respectively, and $32,000 and $40,000 for the nine months ended September 30, 2015 and 2014, respectively. Related tax benefits of $4,000 and $4,000 were recognized for the three months ended September 30, 2015 and 2014, respectively, and $11,000 and $14,000 for the nine months ended September 30, 2015 and 2014, respectively.

Under the terms of the Company’s stock-based compensation plan, option exercise prices are equal to the quoted market price of the shares at the date of grant; option terms are ten years; and vesting periods range from three to four years. The Company may also grant shares of restricted stock, stock appreciation rights and share-based performance awards. Restricted shares are valued at the quoted market price of the shares at the date of grant, and have a three year vesting period.

Stock Options

The following table summarizes information regarding outstanding and exercisable options as of September 30, 2015:

	Outstanding	Exercisable

Number of options	71,558	58,224
Weighted average exercise price per share	$8.88	$8.73
Aggregate intrinsic value of options	$109,000	$96,000
Weighted average contractual term remaining	4.44 years	3.55 years

The Company’s stock option activity for the nine months ended September 30, 2015 is as follows:

	No. of	Weighted
	Shares	Average
	Under	Exercise
	Option	Price

Balance, December 31, 2014	166,616	$10.50

Exercised	(8,890)	5.81
Forfeited	(26,001)	8.90
Expired	(60,167)	13.82

Balance, September 30, 2015	71,558	$8.88

The fair value of an option award is estimated on the date of grant using the Black-Scholes option valuation model. The weighted average grant-date fair-value of options granted during the nine months ended September 30, 2015 and 2014 was $0 and $5.70 per share, respectfully. The assumptions set forth in the table below were used to value the stock options granted during the nine months ended September 30, 2015 and 2014:

	September 30,
	2015	2014

Weighted-average risk-free interest rate	-	2.72%
Annual dividend rate per share	$-	-
Weighted-average volatility factor of the Company's common stock	-	38.27
Weighted-average expected term of options	-	5 years

No options were granted in 2015.

Compensation expense of $11,000 and $12,000 was recognized for the three months ended September 30, 2015 and 2014, respectively, and $32,000 and $40,000 for the nine months ended September 30, 2015 and 2014, respectively, for the portion of the fair value of stock options vesting during that period.

As of September 30, 2015, there was approximately $51,000 of total unrecognized compensation expense related to non-vested options that will be recognized over the remaining requisite service periods.

10.	Other Comprehensive Income (Loss)

The components of other comprehensive income (loss) include the after-tax net unrealized gains and losses on investment securities available for sale including the subsequent increases and decreases in fair value of available-for-sale securities previously impaired and the non-credit related component of other-than-temporary impairments of fixed maturities and equity securities.

Included in accumulated other comprehensive income (loss) at September 30, 2015 and December 31, 2014 are adjustments of $269,000 related to the non-credit related component of other-than-temporary impairment losses recorded.

11.	Income Taxes

The provision for income taxes shown in the Condensed Consolidated Statements of Income was computed based on the Company's actual results, which approximate the effective tax rate expected to be applicable for the balance of the current fiscal year. At September 30, 2015, the Company had consolidated net operating loss (“NOL”) carryforwards of approximately $259,257,000 for federal income tax purposes expiring in varying amounts through the year 2028 with a significant portion expiring in 2020.

The net deferred tax assets shown in the Condensed Consolidated Balance Sheets for the periods ending September 30, 2015 and December 31, 2014 are $7,694,000 and $12,025,000, respectively. In connection with the acquisition of a controlling interest in GAF discussed in Note 2, the Company assumed $2,200,000 of deferred tax liabilities. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The Internal Revenue Service ("IRS") has previously audited the Company’s 2003, 2004 and 2009 consolidated income tax returns and made no changes to the reported tax for those periods. The IRS has not audited any of AMIC's tax returns for any of the years in which the losses giving rise to the NOL carryforward were reported. Management believes that it is more likely than not that the Company will realize the benefits of these net deferred tax assets recorded at September 30, 2015.

12.	Debt

In connection with the acquisition of a controlling interest in GAF discussed in Note 2, the Company assumed $3,326,000 of GAF’s debt. As of September 30, 2015, this debt is comprised of: (i) various term loans with former owners of a subsidiary of GAF, aggregating $2,964,000, with various maturities through January 2, 2019 and bearing a fixed interest rate of 2.5%; and (ii) a $225,000 line of credit with a commercial bank bearing interest at 4%.

Cash payments for principal and interest on debt was $137,000 and $19,000 respectively, for the five months following the acquisition date of April 30, 2015 through September 30, 2015.

13.	Repurchase of Common Stock

As of September 30, 2015, 500,000 shares were still authorized to be repurchased under the Company’s Share Repurchase Program. No shares were repurchased in 2014 and 2015.

IHC RISK SOLUTIONS, LLC

(A SUBSIDIARY OF INDEPENDENCE AMERICAN HOLDINGS CORP.)

HISTORICAL FINANCIAL STATEMENTS

IHC Risk Solutions LLC

(A Subsidiary Of Independence American Holdings Corp.)

Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$864	$165
Restricted cash	18,881	10,067
Accrued investment income	17	19
Intangible assets	1,277	1,942
Accrued fee income	4,462	2,211
Other assets	3,314	3,831

TOTAL ASSETS	$28,815	$18,235

LIABILITIES AND MEMBER’S CAPITAL:
LIABILITIES:
Premium and claim funds payable	$18,881	$10,067
Commission payable	495	280
Accounts payable, accruals and other liabilities	3,368	3,100

Total liabilities	22,744	13,447

MEMBER’S CAPITAL:
Retained Capital	6,071	4,788
TOTAL LIABILITIES AND CAPITAL	$28,815	$18,235

See Accompanying Notes to Financial Statements

IHC Risk Solutions LLC

(A Subsidiary of Independence American Holdings Corp.)

Statements of Income

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2014	2013	2012
REVENUES:
Fee income	$13,178	$8,851	$7,097
Net investment income	55	55	47
Other income	8	12	66
	13,241	8,918	7,210

EXPENSES:
Selling, general and administrative expenses	10,666	7,973	5,910
Amortization and depreciation	791	877	385
	11,457	8,850	6,295

Net income	$1,784	$68	$915

See Accompanying Notes to Financial Statements

IHC Risk Solutions LLC

(A Subsidiary of Independence American Holdings Corp.)

Statement of Changes in Members’ Capital

(In thousands)

(Unaudited)

BALANCE AT JANUARY 1, 2012	$3,679
Dividends paid	(200)
Other	326
Net income	915

BALANCE AT DECEMBER 31, 2012	4,720
Net income	68

BALANCE AT DECEMBER 31, 2013	4,788
Dividends paid	(500)
Other	(1)
Net income	1,784

BALANCE AT DECEMBER 31, 2014	$6,071

See Accompanying Notes to Financial Statements

IHC Risk Solutions LLC

(A Subsidiary of Independence American Holdings Corp.)

Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,784	$68	$915
Adjustments to reconcile net income to net change in cash from operating activities:
Amortization and depreciation	791	877	385
Change in operating assets and liabilities:
Change in contingency payable	(300)	(825)	1,125
Change in accrued fee income	(2,250)	857	(2,486)
Change in commissions payable	215	32	150
Change in employee benefits payable	529	434	928
Change in other assets and other liabilities	140	(274)	(88)

Net cash provided by operating activities	909	1,169	929

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in loan receivable	445	(1,035)	(425)
Other investing activities	(155)	(362)	(36)

Net cash provided (used) by investing activities	290	(1,397)	(461)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(500)	-	(200)

Net cash used by financing activities	(500)	-	(200)

Increase (decrease) in cash and cash equivalents	699	(228)	268
Cash and cash equivalents, beginning of period	165	393	126
Cash and cash equivalents, end of period	$864	$165	$394

See Accompanying Notes to Financial Statements

IHC Risk Solutions LLC

(A Subsidiary of Independence American Holdings Corp.)

Notes to Financial Statements

(Unaudited)

Nature of Operations

IHC Risk Solutions, LLC (“Risk Solutions” or the “Company”) was formed in Delaware under the name Voorhees Risk Management, LLC on February 4, 2003. On April 29, 2011, three managing general underwriters, IHC Risk Solutions, Inc., a Delaware corporation, Risk Assessment Strategies, Inc., a Delaware corporation, and IHC Risk Solutions – IIG, Inc., a Delaware corporation, merged with and into Voorhees Risk Management, LLC. Simultaneous with the merger, Voorhees Risk Management, LLC changed its name to IHC Risk Solutions, LLC. Its principal office is located at 1699 King Street, Suite 404, Enfield, Connecticut, 06082, and it also has offices in Scottsdale, AZ, Marlton, NJ, Fort Wayne, IN and Downer’s Grove, IL.

Risk Solutions is a full-service direct writer of medical stop-loss insurance for self-insured employer groups in all fifty (50) states, Puerto Rico and the U.S. Virgin Islands. Risk Solutions markets, underwrites, collects premiums, administers and processes claims, performs medical management services, offers medical stop loss to group stop-loss captives, and has an Organ Transplant Solution program. The Company is a wholly-owned subsidiary of Subsidiary of Independence American Holdings Corp. (“IAHC”). It writes business for Independence American Insurance Company (“IAIC”), a property and casualty insurance carrier domiciled in the State of Delaware, and Standard Security Life Insurance Company of New York, a life insurance carrier domiciled in the State of New York (“SSL”), and Madison National Life Insurance Company, Inc., a life insurance carrier domiciled in the State of Wisconsin (“MNL”). IAIC and IAHC are wholly owned subsidiaries of American Independence Corp. (“AMIC”). SSL and MNL are wholly owned subsidiaries of Independence Holding Company (“IHC”). AMIC is a 92% owned subsidiary of IHC.

Basis of Accounting

Risk Solutions prepares its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Revenues are recognized in the period in which they are earned. Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with original maturities of 90 days or less. Cash equivalents are carried at cost, which approximates market.

Restricted Cash and Premium and Claims Fund Payable

Premiums collected from insureds and not yet remitted to the insurance carriers are held in a fiduciary capacity. Premiums collected from insureds, net of administrative fees earned, are recorded as “Restricted cash” and as corresponding liabilities, “Premium and claims fund payable”.

Accrued Fee Income

Accrued fee income is stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accrued fee income. Accrued fee income has been reviewed by management and it has been determined that there is no requirement for an allowance for doubtful accounts as of the balance sheet dates.

Property and Equipment

Property and equipment is include in other assets. Depreciation is computed using primarily the straight-line method calculated to amortize the cost of the assets over their estimated useful lives. Leasehold improvements are depreciated over the lesser of their estimated useful lives or the term of their related lease.

Defined Benefit Plan

Risk Solutions is a member of the IHC defined contribution 401 (k) profit sharing plan covering all employees who meet minimum age and service requirements. Risk Solutions matches 50% of the first 6% of employee salaries contributed to the plan. All Company contributions become fully vested after five years. Contributions to the 401 (k) by Risk Solutions for years 2014, 2013, and 2012 were $54,000, $72,000, and $47,000, respectively.

Other Intangibles

Risk Solutions’ intangible assets with definite lives, consisting of broker/third party relationships and marketing agreements, are amortized over the expected life of the assets.

Intangible assets are amortized to expense over their estimated useful lives and are subject to impairment testing. Any impairment write-down of other intangible assets would be charged to expense. No impairment charges for intangible assets were required at December 31, 2014 after required testing.

Risk Solutions had intangible assets of $1,277,000, net of accumulated amortization of $1,866,000 at December 31, 2014. The Company had intangible assets of $1,942,000, net of accumulated amortization of $1,200,000 at December 31, 2013.

Fee Income Revenue Recognition

Risk Solutions records fee income as policy premium payments are earned. Risk Solutions is compensated in two ways. It earns fee income based on the volume of business produced, and collects profit-sharing commissions if such business exceeds certain profitability benchmarks. Profit-sharing commissions are accounted for beginning in the period in which the Company believes they are reasonably estimable, which is typically at the point that claims have developed to a level where recent claim development history (“Claims Development Patterns”) can be applied to generate reasonably reliable estimates of ultimate claim levels. Profit-sharing commissions are a function of Risk Solutions attaining certain profitability thresholds and could greatly vary from quarter to quarter.

Income Taxes

Risk Solutions has elected to be taxed as a partnership and, accordingly, does not pay federal and state income taxes on its income. Instead, the members are liable for federal and state taxes on the Company’s taxable income.

Concentration of Credit Risk

Risk Solutions has no producer that represents more than 10% of total fee income.

Commitments

Risk Solutions has operating leases for office space and certain other office equipment. These operating leases provide for minimum rents and generally include options to renew for additional periods.

The approximate minimum annual rental payments under operating leases that have remaining non-cancelable lease terms in excess of one year at December 31, 2014 are as follows:

Year Ending	Net Operating
December 31,	Leases
2015	$283,000
2016	244,000
2017	192,000
2018	195,000
2019	115,000
2020 and thereafter	29,000
Total	$1,058,000

Risk Solutions’ net rent expense for years 2014, 2013, and 2012 were $189,000, $154,000, and $137,000, respectively.

Related Party Transactions

Risk Solutions administers and collects 100% of the insurance premiums it produces for its affiliates SSL, IAIC and MNL for all periods presented; accordingly all fee income generated by Risk Solutions is from related parties.

IHC Risk Solutions LLC

(A Subsidiary of Independence American Holdings Corp.)

Balance Sheets

(In thousands)

(Unaudited)

	September 30	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$937	$864
Restricted cash	16,361	18,881
Accrued investment income	34	17
Intangible assets	889	1,277
Accrued fee income	5,027	4,462
Other assets	2,960	3,314

TOTAL ASSETS	$26,208	$28,815

LIABILITIES AND MEMBER’S CAPITAL:
LIABILITIES:
Premium and claim funds payable	$16,361	$18,881
Commission payable	503	495
Accounts payable, accruals and other liabilities	4,257	3,368

Total liabilities	21,121	22,744

MEMBER’S CAPITAL:
Retained Capital	5,087	6,071
TOTAL LIABILITIES AND CAPITAL	$26,208	$28,815

See Accompanying Notes to Financial Statements

IHC Risk Solutions LLC

(A Subsidiary of Independence American Holdings Corp.)

Statements of Income

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014
REVENUES:
Fee income	$12,278	$9,178
Net investment income	39	42
Other income	7	6
	12,324	9,226

EXPENSES:
Selling, general and administrative expenses	10,059	7,838
Amortization and depreciation	499	613
	10,558	8,451

Net income	$1,766	$775

See Accompanying Notes to Financial Statements

IHC Risk Solutions LLC

(A Subsidiary of Independence American Holdings Corp.)

Statement of Changes in Members’ Capital

(In thousands)

(Unaudited)

BALANCE AT DECEMBER 31, 2014	6,071
Dividends paid	(2,750)
Net income	1,766

BALANCE AT SEPTEMBER 30, 2015	$5,087

See Accompanying Notes to Financial Statements

IHC Risk Solutions LLC

(A Subsidiary of Independence American Holdings Corp.)

Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,766	$775
Adjustments to reconcile net income to net change in cash from operating activities:
Amortization and depreciation	499	613
Change in operating assets and liabilities:
Change in contingency payable	-	-
Change in accrued fee income	(565)	(880)
Change in commissions payable	8	130
Change in employee benefits payable	971	127
Change in other assets and other liabilities	(90)	306

Net cash provided by operating activities	2,589	1,071

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in loan receivable	371	325
Other investing activities	(137)	(110)

Net cash provided by investing activities	234	215

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,750)	-

Net cash used by financing activities	(2,750)	-

Increase in cash and cash equivalents	73	1,286
Cash and cash equivalents, beginning of period	864	165
Cash and cash equivalents, end of period	$937	$1,451

See Accompanying Notes to Financial Statements

IHC Risk Solutions LLC

(A Subsidiary of Independence American Holdings Corp.)

Notes to Financial Statements

(Unaudited)

Nature of Operations

IHC Risk Solutions, LLC (“Risk Solutions”) was formed in Delaware under the name Voorhees Risk Management, LLC on February 4, 2003. On April 29, 2011, three managing general underwriters, IHC Risk Solutions, Inc., a Delaware corporation, Risk Assessment Strategies, Inc., a Delaware corporation, and IHC Risk Solutions – IIG, Inc., a Delaware corporation, merged with and into Voorhees Risk Management, LLC. Simultaneous with the merger, Voorhees Risk Management, LLC changed its name to IHC Risk Solutions, LLC. Its principal office is located at 1699 King Street, Suite 404, Enfield, Connecticut, 06082, and it also has offices in Scottsdale, AZ, Marlton, NJ, Fort Wayne, IN and Downer’s Grove, IL.

Risk Solutions is a full-service direct writer of medical stop-loss insurance for self-insured employer groups in all fifty (50) states, Puerto Rico and the U.S. Virgin Islands. Risk Solutions markets, underwrites, collects premiums, administers and processes claims, performs medical management services, offers medical stop loss to group stop-loss captives, and has an Organ Transplant Solution program. The Company is a wholly-owned subsidiary of Subsidiary of Independence American Holdings Corp. (“IAHC”) It writes business for Independence American Insurance Company (“IAIC”) a property and casualty insurance carrier domiciled in the State of Delaware and Standard Security Life Insurance Company of New York, a life insurance carrier domiciled in the State of New York (“SSL”), and Madison National Life Insurance Company, Inc., a life insurance carrier domiciled in the State of Wisconsin (“MNL”). IAIC and IAHC are wholly owned subsidiaries of American Independence Corp. (“AMIC”). SSL and MNL are wholly owned subsidiaries of Independence Holding Company (“IHC”). AMIC is a 92% owned subsidiary of IHC.

Basis of Accounting

Risk Solutions prepares its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. Revenues are recognized in the period in which they are earned. Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with original maturities of 90 days or less. Cash equivalents are carried at cost, which approximates market.

Restricted Cash and Premium and Claims Fund Payable

Premiums collected from insureds and not yet remitted to the insurance carriers are held in a fiduciary capacity. Premiums collected from insureds, net of administrative fees earned, are recorded as “Restricted cash” and as corresponding liabilities, “Premium and claims fund payable”.

Related Party Transactions

Risk Solutions administers and collects 100% of the insurance premiums it produces for its affiliates SSL, IAIC and MNL for all periods presented; accordingly all fee income generated by Risk Solutions is from related parties.

AMERICAN INDEPENDENCE CORP.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page

INTRODUCTION	86

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

Pro Forma Condensed Consolidated Balance Sheet of AMIC at September 30, 2015, as if the sale being disclosed in this filing had occurred as of that date.	87

Pro Forma Condensed Consolidated Statement of Income of AMIC for the nine months ended September 30, 2015, as if the sale being disclosed in this filing had occurred as of the beginning of the period	88

Pro forma Condensed Consolidated Financial Statements of AMIC as of and for the years ended December 31, 2014, as if the sale being disclosed in this filing had occurred as of the beginning of each of that period.	89

Pro forma Condensed Consolidated Financial Statements of AMIC as of and for the years ended December 31, 2013 and 2012, as if the sale being disclosed in this filing was discontinued operations for those periods.	90-91

Notes to Pro Forma Condensed Consolidated Financial Statements	92

American Independence Corp.

Introduction to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

Independence Holding Company and American Independence Corp. (the Company, AMIC or we, us and our) have entered into an agreement to sell all of the membership interests of IHC Risk Solutions LLC (RS) and co-insure to Swiss Re Corporate Solutions' largest US carrier, Westport Insurance Corporation, all of the in-force stop-loss insurance business of Standard Security Life Insurance Company of New York (SSL) and Independence American Insurance Company (IAIC) produced by RS, as of January 1, 2016, for an aggregate of $152,500,000 in cash (collectively, the “Transactions”). AMIC and its subsidiaries, including IAIC, are expected to receive approximately 89% of the sale price with the balance being paid to SSL. It is anticipated that the Transactions which are subject to certain closing conditions including applicable regulatory approvals, will close in the first quarter of 2016.

Unaudited pro forma financial information for AMIC has been provided below to show what the significant effects on the historical financial information might have been had the Transactions occurred at an earlier date. The unaudited pro forma condensed financial statements however are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above mentioned Transactions actually occurred earlier. They also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the unaudited pro forma amounts reflected herein due to a variety of factors.

For the interim period ended September 30, 2015 and for the fiscal year ended December 31, 2014, the unaudited pro forma condensed financial statements shown below give the effect of discontinued operations resulting from the sale of RS and the effect of the aforementioned coinsurance transaction on the Company’s historical consolidated financial statements.

Because the sale of RS was not yet reflected as discontinued operations in the Company’s historical financial statements for the fiscal years ended December 31, 2014, 2013 and 2012 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, we have also provided the unaudited pro forma results of operations for the 2013 and 2012 fiscal years to show the effect of discontinued operations in those years. The sale of RS will first be reflected as discontinued operations in the first quarter of 2016 as the Board of Directors of AMIC approved a plan to sell in January 2016.

American Independence Corp. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2015

(In thousands, except share data)

(Unaudited)

				100%
		Sale of Risk		Coinsurance		Pro Forma
	Historical	Solutions		of Stop-Loss		Adjusted
ASSETS:
Investments:
Securities purchased under agreements to resell	$4,616	$-		$-		$4,616
Trading securities	1,107	-		-		1,107
Fixed maturities available-for-sale, at fair value	84,840	-		-		84,840
Equity securities available-for-sale, at fair value	1,025	-		-		1,025

Total investments	91,588	-		-		91,588

Cash and cash equivalents	6,235	124,955	a,b,c	(11,590	)e	119,600
Restricted cash	17,531	(16,377	)a	-		1,154
Accrued investment income	772	(34	)a	-		738
Premiums receivable	17,797	-		-		17,797
Net federal deferred tax asset	7,694	2,286	d	89	d	10,069
Due from reinsurers	5,703	-		16,037	e	21,740
Goodwill	6,134	-		-		6,134
Intangible assets	14,476	(888	)a	-		13,588
Accrued fee income	5,027	(5,027	)a	-		-
Due from securities brokers	533	-		-		533
Other assets	14,012	(3,029	)a,b	-		10,983

TOTAL ASSETS	$187,502	$101,886		$4,536		$293,924

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$43,819	$-		$-		$43,819
Premium and claim funds payable	17,516	(16,361	)a	-		1,155
Commission payable	6,132	(503	)a	-		5,629
Accounts payable, accruals and other liabilities	16,476	(1,970	)d	4,536	d,e	19,042
Debt	3,189	-		-		3,189
State income taxes payable	618	6,036	a,d	-		6,654
Due to securities brokers	78	-		-		78
Due to reinsurers	786	-		-		786

Total liabilities	88,614	(12,798)		4,536		80,352

STOCKHOLDERS’ EQUITY:
American Independence Corp. stockholders’ equity:
Preferred stock, $0.10 par value, 1,000 shares designated; no shares issued and outstanding	-	-		-		-
Common stock, $0.01 par value, 15,000,000 shares authorized; 9,181,793 shares issued, 8,079,215 shares outstanding	92	-		-		92
Additional paid-in capital	80,116	-		-		80,116
Accumulated other comprehensive gain (loss)	484	-		-		484
Treasury stock, at cost, 1,102,578 shares	(10,161)	-		-		(10,161)
Retained earnings	25,303	114,684	f,d,c	-		139,987
Total American Independence Corp. stockholders’ equity	95,834	114,684		-		210,518
Non-controlling interest in subsidiaries	3,054	-		-		3,054
Total equity	98,888	114,684		-		213,572
TOTAL LIABILITIES AND EQUITY	$187,502	$101,886		$4,536		$293,924

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Income

Nine Months Ended September 30, 2015

(In thousands, except per share data)

(Unaudited)

					100%
		Sale of Risk		Pro Forma	Coinsurance		Pro Forma
	Historical	Solutions		Discontinued	of Stop-Loss		Adjusted
REVENUES:
Premiums earned	$110,878	$-		$110,878	$(51,944	)g	$58,934
Fee and agency income	22,443	(12,278	)a	10,165	-		10,165
Net investment income	1,696	(39	)a	1,657	(814	)g	843
Net realized investment gains	190	-		190	-		190
Other income	691	(96	)a	595			595
	135,898	(12,413)		123,485	(52,758)		70,727

EXPENSES:
Insurance benefits, claims and reserves	73,455	-		73,455	(39,064	)g	34,391
Selling, general and administrative expenses	55,933	(10,059	)a	45,874	(11,247	)g	34,627
Amortization and depreciation	1,128	(499	)a	629	-		629
	130,516	(10,558)		119,958	(50,311)		69,647

Income (loss) before income tax from continuing operations	5,382	(1,855)		3,527	(2,447)		1,080
Provision (benefit) for income taxes	2,037	(796	)a,b	1,241	(856	)g	385

Net income (loss) from continuing operations	3,345	(1,059)		2,286	(1,591)		695
Less: Net income attributable to the non-controlling interest	(95)	-		(95)	-		(95)

Net income (loss) attributable to American
Independence Corp. from continuing operations	$3,250	$(1,059)		$2,191	$(1,591)		$600

Basic income per common share:
Basic income (loss) per common share attributable to American Independence Corp. common stockholders from continuing operations	$.40	$(.13)		$.27	$(.19)		$.07

Weighted-average shares outstanding	8,080	8,080		8,080	8,080		8,080

Diluted income per common share:
Diluted income (loss) per common share attributable to American Independence Corp. common stockholders from continuing operations	$.40	$(.13)		$.27	$(.19)		$.07

Weighted-average diluted shares outstanding	8,092	8,092		8,092	8,092		8,092

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2014

(In thousands, except per share data)

(Unaudited)

					100%
		Sale of Risk		Pro Forma	Coinsurance		Pro Forma
	Historical	Solutions		Discontinued	of Stop-Loss		Adjusted
REVENUES:
Premiums earned	$133,606	$-		$133,606	$(53,279	)g	$80,327
Fee and agency income	27,918	(13,178	)a	14,740	-		14,740
Net investment income	2,202	(55	)a	2,147	(1,103	)g	1,044
Net realized investment gains	967	-		967	-		967
Other income	183	(87	)a	96	-		96
	164,876	(13,320)		151,556	(54,382)		97,174

EXPENSES:
Insurance benefits, claims and reserves	88,887	-		88,887	(36,330	)g	52,557
Selling, general and administrative expenses	69,752	(10,666	)a	59,086	(14,524	)g	44,562
Amortization and depreciation	1,692	(791	)a	901	-		901
	160,331	(11,457)		148,874	(50,854)		98,020

Income (loss) before income tax from continuing operations	4,545	(1,863)		2,682	(3,528)		(846)
Provision (benefit) for income taxes	(802)	(93	)a,b	(895)	-	g	(895)

Net income (loss) from continuing operations	5,347	(1,770)		3,577	(3,528)		49
Less: Net income attributable to the non-controlling interest	(97)	-		(97)	-		(97)

Net income (loss) attributable to American
Independence Corp. from continuing operations	$5,250	$(1,770)		$3,480	$(3,528)		$(48)

Basic income per common share:
Basic income (loss) per common share attributable to American Independence Corp. common Stockholders from continuing operations	$.65	$(.22)		$.43	$(.44)		$(.01)

Weighted-average shares outstanding	8,077	8,077		8,077	8,077		8,077

Diluted income per common share:
Diluted income (loss) per common share attributable to American Independence Corp. common stockholders from continuing operations	$.65	$(.22)		$.43	$(.44)		$(.01)

Weighted-average diluted shares outstanding	8,103	8,103		8,103	8,103		8,103

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2013

(In thousands, except per share data)

(Unaudited)

		Sale of Risk		Pro Forma
	Historical	Solutions		Adjusted
REVENUES:
Premiums earned	$127,203	$-		$127,203
Fee and agency income	22,421	(8,850	)a	13,571
Net investment income	2,104	(55	)a	2,049
Net realized investment gains	1,082	-		1,082
Other income	463	11	a	474
	153,273	(8,894)		144,379

EXPENSES:
Insurance benefits, claims and reserves	87,118	-		87,118
Selling, general and administrative expenses	58,878	(7,973	)a	50,905
Amortization and depreciation	1,836	(877	)a	959
	147,832	(8,850)		138,982

Income (loss) before income tax from continuing operations	5,441	(44)		5,397
Provision (benefit) for income taxes	1,576	(18	)a,b	1,558

Net income (loss) from continuing operations	3,865	(26)		3,839
Less: Net income attributable to the non-controlling interest	(983)	-		(983)

Net income (loss) attributable to American
Independence Corp. from continuing operations	$2,882	$(26)		$2,856

Basic income per common share:
Basic income (loss) per common share attributable to American Independence Corp. common Stockholders from continuing operations	$.36	$-		$.35

Weighted-average shares outstanding	8,076	8,076		8,076

Diluted income per common share:
Diluted income (loss) per common share attributable to American Independence Corp. common stockholders from continuing operations	$.36	$-		$.35

Weighted-average diluted shares outstanding	8,084	8,084		8,084

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

American Independence Corp. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2012

(In thousands, except per share data)

(Unaudited)

		Sale of Risk		Pro Forma
	Historical	Solutions		Adjusted
REVENUES:
Premiums earned	$83,778	$-		$83,778
Fee and agency income	15,441	(7,097	)a	8,344
Net investment income	2,126	(47	)a	2,079
Net realized investment gains	603	-		603
Net impairment losses recognized in earnings	(189)	-		(189)
Other income	126	(124	)a	2
	101,885	(7,268)		94,617

EXPENSES:
Insurance benefits, claims and reserves	56,849	-		56,849
Selling, general and administrative expenses	37,875	(5,910	)a	31,965
Amortization and depreciation	509	(385	)a	124
	95,233	(6,295)		88,938

Income (loss) before income tax from continuing operations	6,652	(973)		5,679
Provision (benefit) for income taxes	(3,890)	(49	)a,b	(3,939)

Net income (loss) from continuing operations	10,542	(924)		9,618
Less: Net income attributable to the non-controlling interest	(950)	-		(950)

Net income (loss) attributable to American
Independence Corp. from continuing operations	$9,592	$(924)		$8,668

Basic income per common share:
Basic income (loss) per common share attributable to American Independence Corp. common Stockholders from continuing operations	$1.16	$(.11)		$1.05

Weighted-average shares outstanding	8,272	8,272		8,272

Diluted income per common share:
Diluted income (loss) per common share attributable to American Independence Corp. common stockholders from continuing operations	$1.16	$(.11)		$1.05

Weighted-average diluted shares outstanding	8,272	8,272		8,272

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements.

American Independence Corp.

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

Note 1:	Basis of Presentation

Independence Holding Company and American Independence Corp. (the Company, AMIC or we, us and our) have entered into an agreement to sell all of the membership interests of IHC Risk Solutions LLC (RS) and co-insure to an unaffiliated reinsurer, all of the in-force stop-loss insurance business of Standard Security Life Insurance Company of New York (SSL) and Independence American Insurance Company (IAIC) produced by RS, as of January 1, 2016 (collectively, the Transactions). The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Transactions had been consummated on September 30, 2015. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2014 and the nine months ended September 30, 2015 have been prepared as if the Transactions occurred as of the beginning of each respective period; the unaudited pro forma results of operations for the 2013 and 2012 fiscal years have been prepared to show the effect of discontinued operations as if the Transactions occurred as of the beginning of each respective period (see Note 2) in those years.

The unaudited pro forma condensed consolidated financial statements are based upon available information and certain assumptions considered reasonable by management. The estimated net gain resulting from the consummation of the Transactions is included as an adjustment to retained earnings on the unaudited pro forma condensed consolidated balance sheet at September 30, 2015 and is not reflected as an adjustment in the unaudited pro forma condensed consolidated statements of income. In addition, the Company did not include a pro forma adjustment for investment income that could have been potentially earned on the net proceeds of the Transactions in such statements. However, the unaudited pro forma condensed consolidated statements of income do reflect pro forma adjustments for estimated federal and state income tax provisions, including the use of federal net operating loss carryforwards, which may be subject to further adjustment based on the actual carrying value of net assets sold at the date of closing, among other considerations.

The unaudited pro forma condensed consolidated financial statements do not represent what the Company’s financial position would have been assuming the consummation of the Transactions had occurred on September 30, 2015 or what the Company’s consolidated statements of income would have been assuming the consummation of the Transactions had occurred prior to January 1, 2012, nor do they project the Company’s financial position or results of operations at any future date or for any future period. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 as filed with the Securities and Exchange Commission.

Because the sale of RS was not yet reflected as discontinued operations in the Company’s historical financial statements for the fiscal years ended December 31, 2014, 2013 and 2012 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, we have also provided the unaudited pro forma results of operations for the 2013 and 2012 fiscal years to show the effect of discontinued operations in those years. The sale of RS will first be reflected as discontinued operations in the first quarter of 2016 as the Board of Directors of AMIC approved a plan to sell in January 2016.

The Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2012 reflects the predecessor accounting for AMIC prior to the push down accounting to reflect the purchase of more than 80% of AMIC by IHC. See note 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for further information.

Note 2:	Discontinued Operations

In January 2016, AMIC’s Board of Directors approved a plan to sell the membership interests of RS and, subsequently, AMIC entered into an agreement for its sale. It is anticipated that the sale, which is subject to certain closing conditions, will close in the first quarter of 2016. The sale agreement includes: (i) the sale of 100% of the outstanding membership interests of RS for approximately $139.4 million; (ii) the simultaneous cancellation of transfer agreements between RS and certain affiliated entities, Majestic Underwriters, LLC (Majestic) and Alliance Underwriters, LLC (Alliance) for approximately $9.6 million; and (iii) the liquidation of AMIC’s 23% interest in Majestic for approximately $1.6 million. Upon the sale of RS, AMIC will exit the medical stop-loss insurance business. The planned sale of RS and exit from the medical stop-loss insurance business represents a strategic shift that will have a major effect on the Company’s operations and financial results. The disposal transaction qualifies for reporting as discontinued operations in the first quarter of 2016 upon the January 2016 approval by the AMIC board of directors to a plan for disposal.

Note 3:	Reinsurance

In connection with the aforementioned Transactions, the Company entered into a coinsurance agreement with an unaffiliated reinsurer, Westport Insurance Corporation (Swiss Re Corporate Solutions' largest US carrier), to co-insure all of the in-force stop-loss insurance business of Independence American Insurance Company (IAIC) produced by RS, as of January 1, 2016, for ceding consideration of approximately $4.4 million, pending regulatory approvals.

The ceding of reinsurance does not discharge the primary liability of the original insurer to the insured.

Note 4:	Pro forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed financial information:

a)	To reflect the elimination of assets and liabilities and income and expenses of RS, and AMIC’s equity investment in and equity income from Majestic.

b)	To reflect the liquidation of the Company’s 23% interest in Majestic for $1.6 million.

c)	To reflect the cancellation and payment of the Alliance and Majestic simultaneous transfer agreements for $2.8 million and $6.8 million, respectively.

d)	To reflect estimated state and federal taxes on gain net of a decrease in the valuation allowance on federal net operating loss carryforwards expected to be utilized in connection with the gain.

e)	To reflect the transfer of assets on a 100% coinsurance basis of the reserves for all RS produced stop loss insurance business on IAIC and corresponding ceding consideration with its federal tax effect.

f)	To reflect the pro forma estimated gain of $114.7 million on the sale of RS, Majestic and cancellation of simultaneous transfer agreements net of expenses and applicable state and federal taxes had the transaction taken place as of September 30, 2015. The Company has available federal net operating loss carryforwards which will offset any gains recognized upon consummation of the Transactions. While the Company expects to pay federal alternative minimum taxes due to limitations on the utilization of net operating loss carryforwards, such taxes will be available as a credit against regular federal income taxes incurred in the future. No reduction was taken in the valuation allowance in the pro forma condensed consolidated statements of income to reflect the gain on sale of RS.

g)	To reflect the 100% coinsurance of all of the RS produced stop loss insurance business and to reflect the agreement to cease insurance and reinsurance of all stop loss in the future.